                                                               EXHIBIT 4(h)


                                                               CONFORMED COPY


                                $7,000,000,000

                           REVOLVING CREDIT AGREEMENT

                                 dated as of

                               October 22, 1997

                                   among

                              XEROX CORPORATION,

                          XEROX CREDIT CORPORATION

                                   and

                    THE OVERSEAS BORROWERS PARTY HERETO

                               as Borrowers

                                   and

                          THE LENDERS PARTY HERETO,

                         THE ARRANGERS NAMED HEREIN,

                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                            as Documentation Agent,

                    THE CHASE MANHATTAN BANK and CITIBANK, N.A.
                           as Co-Syndication Agents

                                  and

                      THE FIRST NATIONAL BANK OF CHICAGO
                   as Administrative Agent and Funding Agent














                              TABLE OF CONTENTS


                                                                          Page

                   ARTICLE 1  DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.  Certain Defined Terms  . . . . . . . . . . . . . . . . .     2
Section 1.02.  Computation of Time Periods  . . . . . . . . . . . . . .    17

                  ARTICLE 2  AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01.  Contractual Advances . . . . . . . . . . . . . . . . . .    17
Section 2.02.  Swingline Advances . . . . . . . . . . . . . . . . . . .    18
Section 2.03.  Competitive Advances . . . . . . . . . . . . . . . . . .    20
Section 2.04.  Funding the Advances . . . . . . . . . . . . . . . . . .    24
Section 2.05.  Illegality or Unavailability of Appropriate Deposits . .    26
Section 2.07.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . .    29
Section 2.08.  Termination or Reduction of Commitments  . . . . . . . .    29
Section 2.09.  Repayment at Maturity  . . . . . . . . . . . . . . . . .    30
Section 2.10.  Interest . . . . . . . . . . . . . . . . . . . . . . . .    31
Section 2.11.  Reserve Costs. . . . . . . . . . . . . . . . . . . . . .    31
Section 2.12.  Prepayments  . . . . . . . . . . . . . . . . . . . . . .    33
Section 2.13.  Increased Costs; Change in Circumstances . . . . . . . .    34
Section 2.14.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .    36
Section 2.15.  Payments and Computation . . . . . . . . . . . . . . . .    38
Section 2.16.  Sharing of Payments, Etc.  . . . . . . . . . . . . . . .    39
Section 2.17.  Exemption from United States Withholding . . . . . . . .    40
Section 2.18.  Judgment Currency  . . . . . . . . . . . . . . . . . . .    40
Section 2.19.  Designation of Overseas Borrower and Swingline Borrower;
                Termination of Designations . . . . . . . . . . . . . .    41
Section 2.20.  Overseas Borrower Costs  . . . . . . . . . . . . . . . .    42
Section 2.21.  Determining Dollar Amounts of Alternative Currency
                Advances . . . . . . . . . . . . . . . . . . . . . . .     43
Section 2.22.  Refunding Unpaid Swingline Advances. . . . . . . . . . .    43
Section 2.23.  Substitution of Euro for National Currency . . . . . . .    44

                            ARTICLE 3  CONDITIONS

Section 3.01.  Conditions Precedent to the Effective Date and the Initial
                Borrowing . . . . . . . . . . . . . . . . . . . . . . .    45
Section 3.02.  Conditions Precedent to Each Borrowing . . . . . . . . .    46
Section 3.03.  First Borrowing by Certain Overseas Borrowers. . . . . .    47

                  ARTICLE 4  REPRESENTATIONS AND WARRANTIES

Section 4.01.  Representations and Warranties of the Borrowers. . . . .    48

                            ARTICLE 5  COVENANTS

Section 5.01.  Affirmative Covenants of Xerox and XCC . . . . . . . . .    50
Section 5.02.  Negative Covenants . . . . . . . . . . . . . . . . . . .    53

                        ARTICLE 6  EVENTS OF DEFAULT

Section 6.01.  Events of Default  . . . . . . . . . . . . . . . . . . .    58




                                        (ii)

                           ARTICLE 7  THE AGENTS

Section 7.01.  Authorization and Action . . . . . . . . . . . . . . . .    60
Section 7.02.  Agents' Reliance, Etc  . . . . . . . . . . . . . . . . .    61
Section 7.03.  The Agents and Affiliates  . . . . . . . . . . . . . . .    61
Section 7.04.  Lenders' Credit Decisions  . . . . . . . . . . . . . . .    62
Section 7.05.  Indemnification  . . . . . . . . . . . . . . . . . . . .    62
Section 7.06.  Successor Funding Agent  . . . . . . . . . . . . . . . .    62
Section 7.07.  Administrative Questionnaire . . . . . . . . . . . . . .    63
Section 7.08.  The Arrangers and Co-Syndication Agents  . . . . . . . .    63

    ARTICLE 8  REPRESENTATIONS AND WARRANTIES OF CERTAIN OVERSEAS BORROWERS

Section 8.01.  Representations and Warranties of Certain Overseas
                 Borrowers  . . . . . . . . . . . . . . . . . . . . . .    63

                           ARTICLE 9  GUARANTY

Section 9.01.  The Guaranty . . . . . . . . . . . . . . . . . . . . . .    64
Section 9.02.  Guaranty Unconditional . . . . . . . . . . . . . . . . .    64
Section 9.03.  Discharge Only Upon Payment In Full; Reinstatement In
                 Certain Circumstances  . . . . . . . . . . . . . . . .    65
Section 9.04.  Waiver by Xerox  . . . . . . . . . . . . . . . . . . . .    65
Section 9.05.  Subrogation  . . . . . . . . . . . . . . . . . . . . . .    65
Section 9.06.  Stay of Acceleration . . . . . . . . . . . . . . . . . .    66

                        ARTICLE 10  MISCELLANEOUS

Section 10.01. Amendments, Etc. . . . . . . . . . . . . . . . . . . . .    66
Section 10.02. Notices, Etc.  . . . . . . . . . . . . . . . . . . . . .    67
Section 10.03. No Waiver; Remedies  . . . . . . . . . . . . . . . . . .    67
Section 10.04. Accounting Terms . . . . . . . . . . . . . . . . . . . .    68
Section 10.05. Costs and Expenses . . . . . . . . . . . . . . . . . . .    68
Section 10.06. Right of Set-off . . . . . . . . . . . . . . . . . . . .    69
Section 10.07. Confidentiality  . . . . . . . . . . . . . . . . . . . .    69
Section 10.08. Binding Effect; Governing Law  . . . . . . . . . . . . .    70
Section 10.09. Successors and Assigns; Participations . . . . . . . . .    70
Section 10.10. Service of Process . . . . . . . . . . . . . . . . . . .    73
Section 10.11. Execution in Counterparts  . . . . . . . . . . . . . . .    74
Section 10.12. Termination of Existing Revolving Credit Agreements  . .    75



















                                     (iii)

                                                                        PAGE

Schedule 1   Pricing Schedule

Schedule 2   Commitments

Schedule 3   Swingline Commitments

Schedule 4   Restricted Subsidiaries

Exhibit A-1  Form of Revolving Credit Note

Exhibit A-2  Form of Competitive Note

Exhibit B-1  Form of Notice of Borrowing
             (Section 2.01)

Exhibit B-2  Form of Notice of Interest Rate Election (Section 2.06)

Exhibit B-3  Form of Notice of Swingline Borrowing (Section 2.02)

Exhibit B-4  Form of Competitive Bid Request (Section 2.03)

Exhibit C    Form of Notice of Competitive Bid Request

Exhibit D    Form of Competitive Bid

Exhibit E-1  Form of Opinion of U.S. Counsel for the Borrowers

Exhibit E-2  Form of Opinion of Counsel for Xerox Capital (Europe) and Xerox
               Overseas

Exhibit F    Form of Opinion of Special Counsel to the Agents

Exhibit G    Form of Assignment and Acceptance

Exhibit H    Calculation of MLA Costs for LIBOR Competitive Advances and
               Swingline Advances in Pound Sterling

Exhibit I    Form of Election to Participate

Exhibit J    Form of Election to Terminate

Exhibit K    Opinion of Counsel for an Overseas Borrower















                                     (iv)
     REVOLVING CREDIT AGREEMENT, dated as of October 22, 1997, among:
     (i)   XEROX CORPORATION, a New York corporation ("Xerox");

     (ii) XEROX CREDIT CORPORATION, a Delaware corporation ("XCC" and, together with Xerox, the "U.S. Borrowers");

     (iii) the Overseas Borrowers from time to time party hereto;

     (iv) the several banks and other financial institutions from time to time party hereto (the "Lenders");

     (v) CHASE SECURITIES INC., CITICORP SECURITIES, INC., FIRST CHICAGO CAPITAL MARKETS, INC. and J.P. MORGAN SECURITIES INC., as Arrangers (in such capacity, the "Arrangers"); and

     (vi) MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (in such capacity, the "Documentation Agent"), THE FIRST NATIONAL BANK OF CHICAGO, as Administrative and Funding Agent (in such capacities, the "Funding Agent") and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents (in such capacity, the "Co-Syndication Agents").

                           W I T N E S S E T H :
WHEREAS, at the request of Xerox, the Lenders have agreed to make available to Xerox, XCC and the Overseas Borrowers a credit facility under which (a) any of the foregoing Borrowers may, subject to certain conditions, (i) borrow Contractual Advances denominated in Dollars from the Lenders in proportion to their respective Commitments and (ii) borrow Competitive Advances denominated in Dollars or any Alternative Currency from those Lenders willing from time to time to make such Competitive Advances on the basis of their respective bids and (b) any of the foregoing Overseas Borrowers selected by Xerox by notice to the Funding Agent may, subject to certain conditions, borrow Swingline Advances denominated in Pounds Sterling or French Francs from certain Lenders having Swingline Commitments in the relevant currency;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                               ARTICLE 1

                    DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Advance" means (a) a Contractual Advance, (b) a Swingline Advance or (c) a Competitive Advance.

     "Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which Xerox is a member and which is under common control within the meaning of the regulations under Section 414 of the Internal Revenue Code of 1986, as amended.

     "Agents" means the Documentation Agent, the Funding Agent and the Co-Syndication Agents in their respective capacities as such.

     "Alternate Base Rate" means for any day, a rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the greater of (a) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 365 (or 366) days) in effect on such day and (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%.

     "Alternate Base Rate Advance" means at any time a Contractual Advance which bears interest at the Alternate Base Rate (or, if overdue, at the Default Rate) at such time as provided in Sections 2.06 and 2.10.

     "Alternative Currencies" means (i) Pounds Sterling, (ii) French Francs and (iii) any other currency (except Dollars) in which a Borrower requests a Competitive Advance to be made; provided that such other currency is freely transferable and is freely convertible into Dollars in the London foreign exchange market and, if such Competitive Advance is a LIBOR Competitive Advance, deposits in such currency are customarily offered to banks in the London interbank market.

     "Alternative Currency Advance" means a Swingline Advance or a Competitive Advance that is made in an Alternative Currency in accordance with the applicable Notice of Borrowing.

     "Applicable Lending Office" means (i) with respect to each Lender (except a Swingline Bank in its capacity as such), such Lender's Domestic Lending Office in the case of an Alternate Base Rate Advance or Fixed Rate Competitive Advance and its Eurodollar Lending Office in the case of a Eurodollar Advance or LIBOR Competitive Advance and (ii) with respect to each Swingline Bank (in its capacity as such), its Swingline Lending Office; provided that any Lender may from time to time by notice to the Funding Agent and the Borrowers designate separate Applicable Lending Offices for its Advances in different currencies and/or to different Borrowers, in which case all references herein to its Applicable Lending Office shall be deemed to refer to any or all of such offices, as the context may require.

     "Applicable LIBO Margin" means a rate per annum determined for each day in accordance with the Pricing Schedule.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Funding Agent, in substantially the form of Exhibit G hereto.

     "Borrower" means Xerox, XCC or any Overseas Borrower, and "Borrowers"
means Xerox, XCC and the Overseas Borrowers.   When used in connection with a
specific Advance or Advances, the term "Borrower" means the borrower (or proposed borrower) of such Advance or Advances. As the context may require, the terms "Borrower" and "Borrowers" include Xerox in its capacity as guarantor of the obligations of the Overseas Borrowers hereunder.

     "Borrowing" means (i) a borrowing by a Borrower pursuant to Section 2.01 consisting of simultaneous Contractual Advances of the same Type (subject to Section 2.05) and, in the case of Eurodollar Advances, having the same initial Interest Period, (ii) a borrowing by a Borrower pursuant to Section 2.02 consisting of simultaneous Swingline Advances in the same currency and for the same Interest Period or (iii) a borrowing by a Borrower pursuant to
Section 2.03 consisting of a Competitive Advance from a Lender or simultaneous Competitive Advances from two or more Lenders in the same currency and for the same Interest Period.

     "Business Day" means a day on which banks are not required or authorized to close in Chicago, Illinois or New York, New York and, if the applicable Business Day relates to any Eurodollar Advance or LIBOR Competitive Advance, on which dealings are carried on in the London interbank market, provided that, when used in connection with an Alternative Currency Advance, the term "Business Day" shall not include a day on which funds are to be paid or made available in such Alternative Currency in connection with such Advance unless commercial banks are open for international business (including dealings in deposits in such Alternative Currency) in both London and the place where such funds are to be paid or made available.

     "Chicago Office" means, at any time, the office of the Funding Agent in Chicago specified in or pursuant to Section 10.02 at such time.

     "Commitment" means the commitment of each Lender to make Contractual Advances in an aggregate amount at any one time outstanding not in excess of the amount set forth opposite such Lender's name on Schedule 2 hereto, as such amount may be reduced pursuant to Section 2.08 or as a result of an Assignment and Acceptance of a portion or all of such Commitment to another Lender pursuant to Section 10.09. The term "Commitment" does not include a Swingline Commitment.

     "Commitment Percentage" means, with respect to any Lender at any time, the percentage which its Commitment at such time represents of the aggregate amount of the Commitments at such time. At any time after the Commitments shall have terminated, the term "Commitment Percentage" shall refer to a Lender's Commitment Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 10.09.

     "Competitive Advance" means an advance by a Lender to a Borrower pursuant to Section 2.03 made on the basis of a Competitive Bid by such Lender.

     "Competitive Bid" means an offer by a Lender to make a Competitive Advance pursuant to Section 2.03.

     "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 2.03, (i) in the case of a LIBOR Competitive Advance, the applicable LIBO Rate plus or minus the Margin offered by such Lender and (ii) in the case of a Fixed Rate Competitive Advance, the fixed rate of interest offered by such Lender.

     "Competitive Bid Request" means a request by a Borrower pursuant to
Section 2.03 in substantially the form of Exhibit B-4 hereto.

     "Competitive Borrowing" means a Borrowing pursuant to Section 2.03.

     "Competitive Note" means a promissory note of a Borrower payable to the order of a Lender, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Competitive Advances made by such Lender to such Borrower.

     "Consolidated Net Plant as at December 31, 1996" means the amount appearing on the consolidated balance sheet of Xerox and its Subsidiaries as of December 31, 1996 under the account "Land, Buildings and Equipment" less the depreciation reserve applicable thereto but excluding from such amount (i) the equipment on or for rental and the related inventories account and (ii) any property held under a lease agreement which is recorded as an asset, less (in the case of (i) and (ii) above) the depreciation reserves applicable to such account or property, as the case may be.

     "Consolidated Net Worth of XCC" means, at any time, the sum of the amounts appearing on the latest consolidated balance sheet of XCC and its Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, contained in any report delivered pursuant to
Section 4.01(e) or 5.01(g) as

         (i) the par or stated value of all outstanding capital stock (including preferred stock),

         (ii) capital paid-in and earned surplus or earnings retained in the business plus or minus cumulative translation adjustments,

         (iii) any unappropriated surplus reserves, and

         (iv)  any net unrealized appreciation of equity investments;

after deducting therefrom any amounts arising from any writing up after December 31, 1996 of the book values of any assets of XCC or any of its Subsidiaries.

     "Consolidated Tangible Net Worth" means, at any time, the sum of the amounts appearing on the latest consolidated balance sheet of Xerox and its Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, contained in any report delivered pursuant to
Section 4.01(e) or 5.01(g) as

         (i) the par or stated value of all outstanding capital stock (including preferred stock),

         (ii) capital, paid-in and earned surplus or earnings retained in the business plus or minus cumulative translation adjustments,

         (iii) any unappropriated surplus reserves, and

         (iv)  any net unrealized appreciation of equity investments;

after (a) deducting therefrom (w) treasury stock, (x) any amounts attributable to goodwill (whether so designated or designated as excess of cost over fair value of net assets acquired or otherwise) of Xerox or its Subsidiaries or of any other Person any equity interest in which is reflected on such balance sheet, (y) any amounts arising from any writing up after December 31, 1996 of the book values of any assets of Xerox or any of its Subsidiaries and (z) any amounts attributable to goodwill of any Person which would have been a Subsidiary of Xerox except for the proviso contained in the definition of "Subsidiary" in Section 1.01 and (b) adding thereto the amount of $600,000,000.

     "Contractual Advance" means an advance made in Dollars by a Lender to a Borrower pursuant to Section 2.01; provided that, if any such advance or advances (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Contractual Advance" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Contractual Borrowing" means a Borrowing pursuant to Section 2.01.

     "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course with a maturity of not greater than 90 days),
(ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above (excluding in the case of Debt of Xerox, obligations of Xerox from time to time under the Support Agreement), and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

     "Default Rate" means a fluctuating interest rate per annum equal to the Alternate Base Rate plus 1% per annum. Each change in such fluctuating interest rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

     "Dollar Amount" means, at any time:

         (i) with respect to any Dollar-Denominated Advance, the principal amount thereof then outstanding; and

         (ii) with respect to any Alternative Currency Advance, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars at the Spot Rate most recently used by the Funding Agent to determine or redetermine the Dollar Amount of such Advance pursuant to
Section 2.21.

     "Dollar-Denominated Advance" means (i) any Competitive Advance that is made in Dollars in accordance with the applicable Notice of Borrowing or
(ii) any Contractual Advance.

     "Dollars" and the symbol "$" mean the lawful currency of the United
States.

     "Domestic Lending Office" means, with respect to any Lender, such office of such Lender as such Lender may from time to time specify to the Borrowers and the Funding Agent as its "Domestic Lending Office."

     "Effective Date" means the date when all of the conditions precedent set forth in Section 3.01 shall have been satisfied.

     "Election to Participate" means an Election to Participate substantially in the form of Exhibit I hereto.

     "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit J hereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Euro" means the currency of participating member states of the European Union that adopt a single currency in accordance with the Treaty on European Union signed February 7, 1992.

     "Eurocurrency Liabilities" has the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Advance" means at any time a Contractual Advance which bears interest at a Eurodollar Rate at such time, as provided in Sections 2.06 and 2.10.

     "Eurodollar Lending Office" means, with respect to each Lender, such office or affiliate of such Lender as such Lender may from time to time specify to the Borrowers and the Funding Agent as its "Eurodollar Lending Office."

     "Eurodollar Rate" means, for each day during each Interest Period for each Eurodollar Advance, an interest rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable LIBO Margin for such day.

     "Events of Default" has the meaning assigned to such term in Section 6.01.

     "Existing Revolving Credit Agreements" means, collectively, (i) the $5,000,000,000 Revolving Credit Agreement dated as of December 14, 1995, among Xerox, XCC, the lenders party thereto, the arrangers named therein and the agents named therein; (ii) the GBP555,000,000 Revolving Credit Facility dated April 2, 1996, among Rank Xerox Limited, Rank Xerox Finance (Nederland) B.V., Xerobail S.A., Xerox Capital (Europe) and the arrangers, agents and financial institutions party thereto; and (iii) the GBP545,000,000 Revolving Credit Facility dated November 15, 1994, among Rank Xerox Limited, Rank Xerox Finance (Nederland) B.V., Xerox Capital (Europe) and the arrangers, agents and financial institutions party thereto, each as amended to the date hereof.

     "Facility Fee Rate" has the meaning assigned to such term in the Pricing Schedule.

     "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Funding Agent from three Federal funds brokers of recognized standing selected by it. For purposes of this Agreement any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate. If for any reason the Funding Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Funding Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

     "Fixed Rate Competitive Advance" means a Competitive Advance which bears interest at a fixed rate per annum offered by the relevant Lender and accepted by the relevant Borrower, expressed as a decimal (to no more than four decimal places).

     "French Franc Swingline Advance" means an advance in French Francs made by a French Franc Swingline Bank to an Overseas Borrower pursuant to Section 2.02(a).

     "French Franc Swingline Bank" means a bank listed on Schedule 3 hereto under the heading "French Franc Swingline Bank", in its capacity as a French Franc Swingline Bank under the swingline facility described in Section 2.02, and its successors in such capacity, and "French Franc Swingline Banks" refers to all such banks.

     "French Franc Swingline Borrower" has the meaning assigned to such term in Section 2.19(c).

     "French Franc Swingline Borrowing" means a Borrowing pursuant to Section 2.02(a).

     "French Franc Swingline Commitment" means the obligation of each French Franc Swingline Bank to make French Franc Swingline Advances to the Overseas Borrowers in an aggregate Dollar Amount at any one time outstanding not in excess of the amount set forth opposite such French Franc Swingline Bank's name on Schedule 3 hereto, as such amount may be reduced pursuant to Section
2.08 or as a result of an Assignment and Acceptance of a portion or all of such Swingline Commitment to another French Franc Swingline Bank pursuant to
Section 10.09.

     "French Francs" means lawful currency of the Republic of France.

     "Group of Contractual Advances" or "Group" means, at any time, a group of Contractual Advances consisting of (i) all Contractual Advances to the same Borrower which are Alternate Base Rate Advances at such time or (ii) all Eurodollar Advances to the same Borrower which have the same Interest Period at such time; provided that, if a Contractual Advance of any particular Lender is converted to or made as an Alternate Base Rate Advance pursuant to Section 2.05, such Advance shall be included in the same Group or Groups of Contractual Advances from time to time as it would have been in if it had not been so converted or made.

     "Interest Payment Date" means (a) in the case of each Eurodollar Advance, Fixed Rate Competitive Advance, LIBOR Competitive Advance or Swingline Advance, the last day of the Interest Period therefor and, in respect of any Interest Period in excess of three months, each date which occurs at intervals of three months after the first day thereof and (b) in the case of each Alternate Base Rate Advance, the last Business Day of each March, June, September and December.

     "Interest Period" means, for each Eurodollar Advance, Competitive Advance or Swingline Advance to any Borrower, the period commencing on the date of such Advance (or, in the case of a Eurodollar Advance, on the date specified in an applicable Notice of Interest Rate Election) and ending on the last day of such period as selected by such Borrower pursuant to the provisions below.
 The duration of each such Interest Period shall be (i) one, two, three or six months, in the case of a Eurodollar Advance, (ii) any whole number of months, in the case of a LIBOR Competitive Advance, (iii) 7-360 days, in the case of a Fixed Rate Competitive Advance and (iv) 1-7 days in the case of a Swingline Advance, in each case as the relevant Borrower may select; provided that:

         (a) any Interest Period which commences before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date (or, in the case of a Swingline Advance, any Interest Period which commences before the Swingline Termination Date and would otherwise end after the Swingline Termination Date shall end on the Swingline Termination
Date);

         (b) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing (or the same Group of Eurodollar Advances) shall be of the same duration; and

         (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Advance or a LIBOR Competitive Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, or after the Termination Date, the last day of such Interest Period shall occur on the next preceding Business Day.

     "LIBO Rate" means with respect to any Eurodollar Advance or LIBOR Competitive Advance, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the rate at which deposits in the relevant currency approximately equal in principal amount to (a) the Funding Agent's portion of the relevant Group of Eurodollar Advances or the relevant Competitive Borrowing or (b) in the case of a Competitive Borrowing from Lenders not including the Funding Agent, the largest Competitive Advance accepted by the Borrower for such Borrowing, and for a period equal to the applicable Interest Period, are offered to the London Office of the Funding Agent in the London interbank market at approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period.

     "LIBOR Competitive Advance" means a Competitive Advance that bears interest at the applicable LIBO Rate plus or minus the Margin offered by the relevant Lender and accepted by the relevant Borrower.

     "London Office" means, at any time, the office of the Funding Agent in London specified in or pursuant to Section 10.02 at such time.

     "Loss of Anticipated Profits" means (a) in respect of (i) the failure of any Borrower, under the circumstances described in Section 2.04(e), to borrow any Eurodollar Advance, LIBOR Competitive Advance or Swingline Advance or to continue any Eurodollar Advance for an additional Interest Period, in each case after notice of such borrowing or continuance has been given to the relevant Lender pursuant hereto, or (ii) any conversion or repayment of any Eurodollar Advance, or any repayment of any LIBOR Competitive Advance or Swingline Advance, other than on the last day of an Interest Period therefor, the amount (if any) by which (A) the amount of interest which would have accrued on such Advance for the period from the date of such conversion, repayment or failure to borrow or continue (as the case may be) to the end of such Interest Period therefor exceeds (B) the amount of interest which would have accrued on the amount of such Advance if such amount had been placed on deposit for a comparable period with prime banks in the London interbank market or (b) in respect of any repayment of any Fixed Rate Competitive Advance to any Lender other than on the last day of the Interest Period therefor, the amount reasonably determined by such Lender as its loss of anticipated profits in respect of such Fixed Rate Competitive Advance and notified (together with the computation thereof) to such Borrower, or such other amount as may be mutually agreed or may be calculated as mutually agreed, between such Lender and such Borrower (with a copy to the Funding Agent).

     "Majority Lenders" means at any time (i) Lenders having at least 66-2/3% of the Commitments (whether used or unused) at such time or (ii) after the Commitments shall have terminated, Lenders holding at least 66-2/3% of the then aggregate unpaid Dollar Amount of the Advances held by Lenders.

     "Margin" means, as to any Competitive Bid relating to a LIBOR Competitive Advance, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the applicable LIBO Rate in order to determine the interest rate acceptable to the relevant Lender with respect to such LIBOR Competitive Advance.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

     "Note" means a Revolving Credit Note or a Competitive Note.

     "Notice of Borrowing" means (i) with respect to a Borrowing of Contractual Advances, a notice of borrowing, in substantially the form of Exhibit B-1 hereto, delivered by a Borrower to the Funding Agent pursuant to
Section 2.01(d), (ii) with respect to a Borrowing of Swingline Advances, a notice of borrowing, in substantially the form of Exhibit B3 hereto, delivered by an Overseas Borrower to the Funding Agent pursuant to Section 2.02(d) and
(iii) with respect to a Borrowing of Competitive Advances, a request, in substantially the form of Exhibit B-4 hereto, delivered by a Borrower to the Funding Agent pursuant to Section 2.03(b).

     "Notice of Interest Rate Election" has the meaning assigned to such term in Section 2.06.

     "Operating Agreement" means the Amended and Restated Operating Agreement, dated as of December 31, 1992, between XCC and Xerox.

     "Overseas Advances Outstanding" means at any time the aggregate Dollar Amount of all Advances then outstanding to the Overseas Borrowers.

     "Overseas Borrowers" means (i) Xerox Overseas, (ii) Xerox Capital (Europe) and (iii) any other Wholly-Owned Overseas Subsidiary as to which an Election to Participate shall have been delivered to the Funding Agent in accordance with Section 2.19(a), and their respective successors; provided that the status of any of the foregoing as an Overseas Borrower shall terminate if and when an Election to Terminate is delivered to the Funding Agent in accordance with Section 2.19(b).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or the United States or a foreign state or a political subdivision of either thereof or any agency of the United States or such state or subdivision.

     "Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained by Xerox or any Affiliate for employees of Xerox or any Affiliate and covered by Title IV of ERISA.

     "Pounds Sterling" means lawful currency of the United Kingdom.

     "Pre-Existing Law" has the meaning assigned to such term in Section
2.14(a)

     "Pricing Schedule" means Schedule 1 hereto.

     "Prime Rate" means the rate per annum announced by the Funding Agent from time to time as its corporate base rate in effect at its principal office in Chicago, Illinois; each change in the Prime Rate shall be effective on the date such change is announced as effective.

     "Register" has the meaning assigned to such term in Section 10.09(d).

     "Restricted Subsidiary" means XCC, and any Subsidiary of Xerox from time to time having, as of the date of the consolidated balance sheet of Xerox and its Subsidiaries contained in the annual report on Form 10-K of Xerox most recently delivered to the Lenders in compliance herewith, a net worth of at least $100,000,000, as certified to the Lenders by Xerox on the date of delivery of such annual report, each change in the designation of Restricted Subsidiaries to become effective on such date of delivery. Restricted Subsidiaries in existence as of September 30, 1997 are listed on Schedule 4 hereto.

     "Revolving Credit Note" means a promissory note of a Borrower payable to the order of a Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Contractual Advances made by such Lender to such Borrower.

     "Spot Rate" means, for any Alternative Currency on any day, the spot rate at which such Alternative Currency is offered for sale against Dollars as shown on Reuters page FX, WRLD as of approximately 11:00 a.m. (London time) on such day.

     "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the applicable reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System. Such reserve percentages shall include, without limitation, those imposed under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Sterling Swingline Advance" means an advance in Pounds Sterling made by a Sterling Swingline Bank to an Overseas Borrower pursuant to Section 2.02(b).

     "Sterling Swingline Bank" means a bank listed on Schedule 3 hereto under the heading "Sterling Swingline Banks", in its capacity as a Sterling Swingline Bank under the swingline facility described in Section 2.02, and its successors in such capacity, and "Sterling Swingline Banks" refers to all of them.

     "Sterling Swingline Borrower" has the meaning assigned to such term in
Section 2.19(d).

     "Sterling Swingline Borrowing" means a Borrowing pursuant to Section
2.02(b).

     "Sterling Swingline Commitment" means the obligation of each Sterling Swingline Bank to make Sterling Swingline Advances to the Overseas Borrowers in an aggregate Dollar Amount at any one time outstanding not in excess of the amount set forth opposite such Sterling Swingline Bank's name on Schedule 3 hereto, as such amount may be reduced pursuant to Section 2.08 or as a result of an Assignment and Acceptance of a portion or all of such Swingline Commitment to another Sterling Swingline Bank pursuant to Section 10.09.

     "Subsidiary" means, as to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; provided that XFSI, XCC and any other corporations principally engaged in any business or businesses other than development, manufacture and/or marketing of (x) business equipment (including, without limitation, reprographic, computer (including software) and facsimile equipment), (y) merchandise or (z) services (other than financial services) shall be excluded as a "Subsidiary" of Xerox for all purposes of this Agreement other than for purposes of Section 4.01(e), the definitions of "Consolidated Tangible Net Worth" and "Wholly-Owned Overseas Subsidiary" and the preparation and delivery of financial statements of Xerox pursuant to Section 5.01(g).

     "Support Agreement" means the Support Agreement, dated as of November 1, 1980, between XCC and Xerox.

     "Swingline Advance" means a French Franc Swingline Advance or a Sterling Swingline Advance, and "Swingline Advances" refers to all such Advances.

     "Swingline Bank" means any of the Sterling Swingline Banks or any of the French Franc Swingline Banks and "Swingline Banks" refers to all of them.

     "Swingline Borrower" means a French Franc Swingline Borrower or a Sterling Swingline Borrower, and "Swingline Borrowers" refers to all of them.

     "Swingline Borrowing" means a French Franc Swingline Borrowing or a Sterling Swingline Borrowing.

     "Swingline Commitments" means the French Franc Swingline Commitments and the Sterling Swingline Commitments.

     "Swingline Lending Office" means, with respect to each Swingline Bank, such office or affiliate of such Swingline Bank as such Swingline Bank may from time to time specify to the Borrowers and the Funding Agent as its "Swingline Lending Office". If a single bank acts in both the capacity of a French Franc Swingline Bank and the capacity of a Sterling Swingline Bank, it shall so specify a Swingline Lending Office for each such capacity and the term "Swingline Lending Office" shall refer to its applicable Swingline Lending Office as the context shall require.

     "Swingline Rate" means:

         (i) with respect to any French Franc Swingline Borrowing, for each day during the applicable Interest Period, an interest rate per annum equal to the sum of the TMP for such day plus 1/2 of 1%; or

         (ii) with respect to any Sterling Swingline Borrowing, for each day during the applicable Interest Period, an interest rate per annum equal to the sum of (i) the Applicable LIBO Margin for such day plus (ii) the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which deposits in Pounds Sterling are offered to each of the Sterling Swingline Banks in the London interbank market in an amount approximately equal to the principal amount of such Swingline Bank's portion of such Swingline Borrowing, and for a period equal to the applicable Interest Period, at approximately 11:00 a.m. (London time) on the day when such Swingline Borrowing is made; provided that, if any Sterling Swingline Bank does not furnish a timely quotation, the Funding Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Sterling Swingline Bank or Banks, or, if none of such quotations is available on a timely basis, such Swingline Borrowing shall not be made.

     "Swingline Termination Date" means the day that is 7 days before the Termination Date.

     "Taxes" has the meaning assigned to that term in Section 2.14(a).

     "Termination Date" means October 22, 2002, or any earlier date of termination in whole of the Commitments pursuant to Section 2.08 or 6.01.

     "Termination Event" means (i) the withdrawal of Xerox or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (ii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a Plan by the PBGC.

     "Total Advances Outstanding" means at any time the aggregate Dollar Amount of all Advances then outstanding.

     "TMP" means, on any Business Day, the Taux Moyen Pondere as determined by reference to the rate which appears on such Business Day on Telerate page 3205 or failing that Reuters page BDFB.

     "Type" refers to whether a Contractual Advance is a Eurodollar Advance or an Alternate Base Rate Advance.

     "United States" means the United States of America.

     "Unrefunded Swingline Advance" has the meaning assigned to such term in
Section 2.22.

     "U.S. Borrowers" means Xerox and XCC.

     "Wholly-Owned Overseas Subsidiary" means any Subsidiary of Xerox, the principal place of business and jurisdiction of organization or incorporation of which is located outside the United States and all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by Xerox.

     "Xerox Overseas" means Xerox Overseas Holdings PLC, a corporation incorporated in England and Wales.

     "Xerox Capital (Europe)" means Rank Xerox Capital (Europe) PLC (to be renamed Xerox Capital (Europe) PLC as of October 31, 1997), a corporation incorporated in England and Wales.

     "XFSI" means Xerox Financial Services, Inc., a Delaware corporation.

     SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                  ARTICLE 2

                      AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. Contractual Advances. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Contractual Advances in Dollars to the Borrowers from time to time, on any Business Day during the period from the date hereof to the Termination Date, subject, however, to the condition that, immediately after each such Contractual Advance is made:

         (i) the sum of (x) the aggregate outstanding principal amount of such Lender's Contractual Advances and (y) such Lender's Commitment Percentage of the aggregate Dollar Amount of the outstanding Swingline Advances shall not exceed its Commitment;

         (ii) the Total Advances Outstanding shall not exceed the aggregate amount of all the Commitments; and

         (iii) the Overseas Advances Outstanding shall not exceed
$4,000,000,000;

provided that the foregoing clauses (i), (ii) and (iii) shall not apply (and, instead, the limitations in Section 2.22(d) shall apply) in the case of Contractual Advances made to repay outstanding Swingline Advances as provided in Section 2.22.

     (b) Each Borrowing under this Section shall be in an aggregate amount of $25,000,000 or in a greater amount in integral multiples of $5,000,000 and shall be made from the several Lenders ratably in proportion to their respective Commitments, in accordance with Section 2.04; provided that if such Borrowing is made to repay the outstanding Swingline Advances on the Swingline Termination Date, such Borrowing may, subject to Section 2.22(d), be in the aggregate amount required to repay such Swingline Advances.

     (c) Within the foregoing limits and subject to the other terms and conditions of this Agreement, the Borrowers may borrow under this Section,
Section 2.02, Section 2.03 and Section 2.22 and repay or, to the extent permitted by Section 2.12, prepay Advances and reborrow under this Section,
Section 2.02, Section 2.03 or Section 2.22.

     (d) The relevant Borrower shall (A) in the case of Eurodollar Advances, before 10:30 a.m. (Chicago time), three Business Days prior to the proposed Borrowing, and (B) in the case of Alternate Base Rate Advances, before 10:30 a.m. (Chicago time) on the date of the proposed Borrowing, notify the Funding Agent by telephone (confirmed immediately in writing) or by telex or facsimile, each such telex, facsimile or other writing to be in substantially the form of Exhibit B-1 hereto, specifying the aggregate amount and Type of the Advances to be made as part of such Borrowing and, in the case of Eurodollar Advances, the initial Interest Period for such Advances. The Funding Agent shall promptly notify each Lender in writing (including by telecopy) of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Advances being requested and, in the case of Eurodollar Advances, the initial Interest Period applicable thereto.

     SECTION 2.02. Swingline Advances. (a) Each French Franc Swingline Bank severally agrees, on the terms and conditions hereinafter set forth, to make advances in French Francs to the French Franc Swingline Borrowers from time to time, on any Business Day during the period from the date hereof to the Swingline Termination Date, subject, however, to the condition that, immediately after each such French Franc Swingline Advance is made:

         (i) the aggregate Dollar Amount of such Swingline Bank's outstanding French Franc Swingline Advances shall not exceed its French Franc Swingline Commitment;

         (ii) the Total Advances Outstanding shall not exceed the aggregate amount of the Commitments; and

         (iii) the Overseas Advances Outstanding shall not exceed
$4,000,000,000.

Each Borrowing under this subsection (a) shall be in an aggregate principal amount which is an integral multiple of 5,000,000 French Francs and is not less than $5,000,000 in Dollar Amount and shall be made from the French Franc Swingline Banks ratably in proportion to their respective French Franc Swingline Commitments.

     (b) Each Sterling Swingline Bank severally agrees, on the terms and conditions hereinafter set forth, to make advances in Pounds Sterling to the Sterling Swingline Borrowers from time to time, on any Business Day during the period from the date hereof to the Swingline Termination Date, subject, however, to the condition that, immediately after each such Sterling Swingline Advance is made:

         (i) the aggregate Dollar Amount of such Swingline Bank's outstanding Sterling Swingline Advances shall not exceed its Sterling Swingline Commitment;

         (ii) the Total Advances Outstanding shall not exceed the aggregate amount of the Commitments; and

         (iii) the Overseas Advances Outstanding shall not exceed
$4,000,000,000.

Each Borrowing under this subsection (b) shall be in an aggregate principal amount which is an integral multiple of GBP1,000,000 and is not less than $5,000,000 in Dollar Amount and shall be made from the Sterling Swingline Banks ratably in proportion to their respective Sterling Swingline Commitments.

     (c) Within the foregoing limits, the Swingline Borrowers may borrow under this Section, repay pursuant to Section 2.22 or otherwise or, to the extent permitted by Section 2.12, prepay Swingline Advances and reborrow under this Section; provided that the proceeds of a Swingline Borrowing may not be used, in whole or in part, to refund any prior Swingline Borrowing.

     (d) Not later than 3:30 p.m. (London time) one Business Day before any proposed Swingline Borrowing, the Borrower shall notify the Funding Agent at its London Office, by telephone (confirmed immediately in writing) or by telex or facsimile, each such telex, facsimile or other writing to be in substantially the form of Exhibit B-3 hereto, specifying the amount and date of such Borrowing and the account to which the funds being borrowed should be sent. The Funding Agent shall, not later than 9:30 a.m. (London time) on the day of such proposed Swingline Borrowing, notify each French Franc Swingline Bank or Sterling Swingline Bank, as applicable, in writing (including by facsimile) of its proportionate share of such Borrowing, the date of such Borrowing and the account to which it should send the funds being borrowed from it.

     SECTION 2.03. Competitive Advances. (a) In addition to Contractual Advances and Swingline Advances, a Borrower may request the Funding Agent to obtain Competitive Bids under this Section for Competitive Advances (to be made in Dollars or any Alternative Currency as such Borrower elects pursuant to Section 2.03(b)).

     (b) In order to request Competitive Bids, a Borrower shall deliver, by hand, telex or facsimile, to the Funding Agent a duly completed Competitive Bid Request in substantially the form of Exhibit B-4 hereto, to be received by the Funding Agent:

         (i)   at its Chicago Office not later than 10:00 a.m. (Chicago time)
(x) five Business Days before a proposed Competitive Borrowing, in the case of LIBOR Competitive Advances in an Alternative Currency, (y) four Business Days before a proposed Competitive Borrowing, in the case of LIBOR Competitive Advances in Dollars and (z) one Business Day before a proposed Competitive Borrowing, in the case of Fixed Rate Competitive Advances in Dollars, or

         (ii) at its London Office, not later than 10:00 a.m. (London time) one Business Day before a proposed Competitive Borrowing in the case of Fixed Rate Competitive Advances in an Alternative Currency.

A Competitive Bid Request that does not conform substantially to the format of Exhibit B-4 shall be rejected, and the Funding Agent shall promptly notify the Borrower of such rejection by telex or facsimile. Such request shall in each case refer to this Agreement and specify (w) whether the Advances then being requested are to be LIBOR Competitive Advances or Fixed Rate Competitive Advances, (x) the date of such Advances (which shall be a Business Day), (y) the proposed currency and aggregate principal amount thereof (which shall be an integral multiple of 1,000,000 units of the relevant currency and shall not be less than $25,000,000 in Dollar Amount), and (z) the Interest Period with respect thereto (which may not end after the Termination Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Funding Agent shall invite by telex or facsimile (substantially in the form set forth in Exhibit C hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Advances pursuant to such Competitive Bid Request.

     (c) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Funding Agent in response to a Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Funding Agent via telex or facsimile, substantially in the form of Exhibit D hereto:

         (i) at its Chicago Office, (x) not later than 9:30 a.m. (Chicago time) four Business Days before a proposed Competitive Borrowing, in the case of LIBOR Competitive Advances in an Alternative Currency, (y) not later than 9:30 a.m. (Chicago time) three Business Days before a proposed Competitive Borrowing, in the case of LIBOR Competitive Advances in Dollars, and (z) not later than 9:15 a.m. (Chicago time) on the date of a proposed Competitive Borrowing, in the case of Fixed Rate Competitive Advances in Dollars, or

         (ii) at its London Office, not later than 9:15 a.m. (London time) on the date of a proposed Competitive Borrowing, in the case of Fixed Rate Competitive Advances in an Alternative Currency.

Competitive Bids that do not conform substantially to the format of Exhibit D may be rejected by the Funding Agent after conferring with, and upon the instruction of, the relevant Borrower, and the Funding Agent shall notify the Lender of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the maximum principal amount (in the relevant currency) (which shall be an integral multiple of 1,000,000 units of the relevant currency, shall not be less than $5,000,000 in Dollar Amount and may be equal to the entire amount of the Competitive Borrowing requested by the Borrower) of the Competitive Advance that the Lender is willing to make to the Borrower and (y) the Competitive Bid Rate at which the Lender is prepared to make such Competitive Advance. A Competitive Bid submitted by a Lender pursuant to this subsection (c) shall be irrevocable.

     (d) The Funding Agent shall promptly notify the Borrower by telex or facsimile of all the Competitive Bids made, the Competitive Bid Rate and the maximum principal amount of each Competitive Advance in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Funding Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

     (e) The Borrower may in its sole and absolute discretion, subject only to the provisions of this subsection (e), accept or reject any Competitive Bid referred to in subsection (d) above. The Borrower shall notify the Funding Agent by telex or facsimile whether and to what extent it has decided to accept or reject any or all of the bids referred to in subsection (d) above:

         (i)   at its Chicago Office not later than 10:30 a.m. (Chicago time)
(x) four Business Days before a proposed Competitive Borrowing, in the case of LIBOR Competitive Advances in an Alternative Currency, (y) three Business Days before a proposed Competitive Borrowing, in the case of LIBOR Competitive Advances in Dollars, and (z) on the date of a proposed Competitive Borrowing, in the case of Fixed Rate Competitive Advances in Dollars, or

         (ii) at its London Office not later than 10:30 a.m.(London time) on the date of a proposed Competitive Borrowing in the case of Fixed Rate Competitive Advances in an Alternative Currency;

provided that (v) the failure by the Borrower to give such notice shall be deemed to be a rejection of all bids referred to in subsection (d) above, (w) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (x) if the Borrower shall accept bids made at a particular Competitive Bid Rate but shall decline to borrow, or be restricted by other conditions hereof from borrowing, the maximum principal amount of Competitive Advances in respect of which bids at such Competitive Bid Rate have been made, then the Borrower shall accept a pro rata portion of each bid made at such Competitive Bid Rate based as nearly as possible on the respective maximum principal amounts of Competitive Advances for which such bids were made (provided that if any amount so allocated is less than $5,000,000 in Dollar Amount or is not an integral multiple of 1,000,000 units of the relevant currency, the Borrower shall select the Lenders to be allocated such Competitive Advances and shall round allocations up or down to the next amount which is at least $5,000,000 in Dollar Amount and an integral multiple of 1,000,000 units of the relevant currency, as the Borrower shall deem appropriate), (y) no bid shall be accepted for a Competitive Advance unless such Competitive Advance is in a Dollar Amount of at least $5,000,000 and is part of a Competitive Borrowing in an aggregate Dollar Amount of at least $25,000,000 and (z) no bid shall be accepted for a Competitive Advance if, immediately after such Competitive Advance is made, (i) the Total Advances Outstanding would exceed the aggregate amount of the Commitments or (ii) the Overseas Advances Outstanding would exceed $4,000,000,000.

     (f) The Funding Agent shall promptly notify the Lenders whether or not their Competitive Bids have been accepted (and if so, in what amount and at what Competitive Bid Rate) by telex or facsimile sent by the Funding Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make each Competitive Advance in respect of which its bid has been accepted.

     (g) A Competitive Borrowing shall not be made within five Business Days of the date of any other Competitive Borrowing.

     (h) If the Funding Agent in the capacity of a Lender shall elect to submit a Competitive Bid, it shall submit such bid to the Borrower not later than fifteen minutes prior to the latest time at which the other Lenders are permitted to submit their bids to the Funding Agent pursuant to Section 2.03(c).

     (i) Each Borrower shall pay to each Lender which makes a Competitive Advance to such Borrower under this Section interest on the unpaid principal amount of such Competitive Advance from the date of such Competitive Advance to the date the principal amount of such Competitive Advance is repaid in full, payable on each Interest Payment Date for such Competitive Advance and on the date the principal amount of such Competitive Advance is repaid in full, at the rate of interest specified for such Competitive Advance by such Lender; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, payable on demand from time to time, from the date on which such amount is due until such amount is paid in full, at the Default Rate as in effect from time to time.

     (j) Promptly upon receiving the first Competitive Bid Request for Fixed Rate Competitive Advances in a particular Alternative Currency (or earlier, if requested to do so by a Borrower), the Funding Agent shall determine whether adequate time is provided in this Section for the actions to be taken in connection with Competitive Bids for Fixed Rate Competitive Advances in such Alternative Currency (the "Relevant Type of Competitive Advances") and advise Xerox of such determination. If the Funding Agent advises Xerox that the time or times provided in this Section are adequate for the Relevant Type of Competitive Advances, such time or times shall apply in connection with the Relevant Type of Competitive Advances thereafter. If the Funding Agent advises Xerox that inadequate time is provided in this Section for any such action or actions, the Funding Agent shall not be obligated to take any action in connection with a Competitive Bid Request for the Relevant Type of Competitive Advances until the Funding Agent and Xerox shall have agreed on a different time for such action or actions and the Funding Agent shall have notified the Lenders thereof. Notwithstanding anything to the contrary in the other subsections of this Section, if any such notice is given, the time or times specified by the Funding Agent therein shall apply in connection with the Relevant Type of Competitive Advances thereafter. However, if circumstances change, Xerox and the Funding Agent may agree to change any time or times specified in this Section or in a notice delivered pursuant to this subsection and the new time or times so agreed upon shall apply in connection with Competitive Bid Requests made after the Lenders have been notified by the Funding Agent thereof.

     SECTION 2.04. Funding the Advances. (a) In the case of any Borrowing to be made in Dollars, not later than 12:30 p.m. (Chicago time) on the date of such Borrowing, each Lender shall, through its Applicable Lending Office, make its share of such Borrowing available at the Chicago Office of the Funding Agent in Federal or other immediately available funds. Upon receipt of such funds, unless the Funding Agent determines that any applicable condition specified in Article 3 has not been met, the Funding Agent shall deposit such funds in Federal or other immediately available funds into the account of the relevant Borrower at The First National Bank of Chicago specified in the Notice of Borrowing relating to such Borrowing.

     (b) In the case of any French Franc Swingline Borrowing, unless the Funding Agent advises the French Franc Swingline Banks that an applicable condition specified in Article 3 has not been met, each French Franc Swingline Bank shall, through its Swingline Lending Office, make its share of such Borrowing available to the relevant Borrower by wiring or otherwise transferring same day funds on the date of such Borrowing to such account at such bank as such Borrower shall have designated for the purpose in the applicable Notice of Borrowing.

     (c) In the case of any Sterling Swingline Borrowing, unless the Funding Agent advises the Sterling Swingline Banks that an applicable condition specified in Article 3 has not been met, each Sterling Swingline Bank shall, through its Swingline Lending Office, make its share of such Borrowing available to the relevant Borrower by wiring or otherwise transferring same day funds, not later than 2:00 p.m. (London time) on the date of such Borrowing, to such account at such bank as such Borrower shall have designated for the purpose in the applicable Notice of Borrowing.

     (d) In the case of any Borrowing of one or more Competitive Advances in an Alternative Currency, unless the Funding Agent advises the participating Lenders that an applicable condition specified in Article 3 has not been met, each participating Lender shall make its share of such Borrowing available to the relevant Borrower on the date of such Borrowing, in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency), by wiring or otherwise transferring such funds to such account at such bank as such Borrower shall have designated for the purpose in the applicable Competitive Bid Request (which account and bank shall be specified by the Funding Agent in the applicable Notice of Competitive Bid Request).

     (e) Each notice referred to in Section 2.01(d), 2.02(d), 2.03(e) or 2.06(a) shall be irrevocable and binding on the Borrower giving such notice, and, in respect of any Borrowing comprised of Eurodollar Advances, LIBOR Competitive Advances, Swingline Advances or Fixed Rate Competitive Advances specified in such notice, such Borrower shall indemnify each Lender against any loss or expense incurred by such Lender as a result of any failure (i) in the case of Section 2.01(d), 2.02(d) or 2.03(e) to fulfill on or before the date specified for such Borrowing the applicable conditions set forth in
Article 3 or (ii) in the case of Section 2.06(a), to make the relevant conversion or continuation, including, in each case, without limitation, any loss (including Loss of Anticipated Profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing or to be maintained by such Lender as a result of such conversion or continuation when, as a result of such failure, such Advance is not made on such date or such conversion or continuation does not occur on such date.


     (f) In the case of a Contractual Borrowing or a Competitive Borrowing to be made in Dollars, unless the Funding Agent shall have received notice from a Lender before the date of such Borrowing that such Lender will not make available to the Funding Agent such Lender's share of such Borrowing, the Funding Agent may assume that such Lender has made such share available to the Funding Agent on the date of such Borrowing in accordance with Section 2.04(a) and the Funding Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Funding Agent, such Lender and the relevant Borrower severally agree to repay to the Funding Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the relevant Borrower until the date such amount is repaid to the Funding Agent, at (A) if such amount is repaid by the relevant Borrower, a rate per annum equal to the higher of the Federal Funds Effective Rate and the interest rate applicable to such Borrowing pursuant to Section 2.06 and (B) if such amount is repaid by such Lender, the Federal Funds Effective Rate (if such Borrowing is in Dollars) or the applicable LIBO Rate (if such Borrowing is in an Alternative Currency). If such Lender shall repay to the Funding Agent such corresponding amount, the relevant Borrower shall not be required to repay such amount and the amount so repaid by such Lender shall constitute such Lender's Advance included in such Borrowing for purposes of this Agreement.

     (g) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.05. Illegality or Unavailability of Appropriate Deposits. (a) Anything in Section 2.04 to the contrary notwithstanding, if any Lender shall
(i) at least one Business Day before the date of any requested Borrowing of Eurodollar Advances or LIBOR Competitive Advances or any conversion of Alternate Base Rate Advances to Eurodollar Advances or any continuation of outstanding Eurodollar Advances for an additional Interest Period pursuant to
Section 2.06 or (ii by 11:00 a.m. (Paris time) on the date of any French Franc Swingline Borrowing or (iii) by 11:00 a.m. (London time) on the date of any Sterling Swingline Borrowing, notify the Funding Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations hereunder to make Eurodollar Advances, LIBOR Competitive Advances or Swingline Advances in any currency to any Borrower or to fund or maintain outstanding Eurodollar Advances, LIBOR Competitive Advances or Swingline Advances in any currency to any Borrower, the obligations of such Lender to such Borrower to make such Advances in the affected currency or to convert outstanding Alternate Base Rate Advances to Eurodollar Advances or to continue outstanding Eurodollar Advances for an additional Interest Period shall be suspended until such Lender shall notify the Funding Agent that the circumstances causing such suspension no longer exist, and each outstanding Eurodollar Advance of such Lender to such Borrower shall be converted to an Alternate Base Rate Advance on the last day of the then current Interest Period applicable to such Eurodollar Advance (subject to subsection (b) below), and interest and principal on each such Alternate Base Rate Advance shall be payable contemporaneously, and on a pro rata basis, with the related Eurodollar Advances of the other Lenders.

     (b) If any Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Advances, LIBOR Competitive Advances in any currency or Swingline Advances in any currency until the end of the current Interest Period related thereto due to an event described in subsection (a) above and shall so notify the Funding Agent, the Borrowers shall immediately (i) in the case of Eurodollar Advances, convert each such Eurodollar Advance to an Alternate Base Rate Advance on which interest and principal shall be payable contemporaneously, and on a pro rata basis, with the related Eurodollar Advances of the other Lenders, (ii) in the case of a LIBOR Competitive Advance, prepay in full the then outstanding principal amount of such LIBOR Competitive Advance, together with accrued interest thereon, and such Lender shall concurrently make an Alternate Base Rate Advance in an equal Dollar Amount to the relevant Borrower (interest and principal on such Alternate Base Rate Advance being due at the same times as were applicable to such LIBOR Competitive Advance) and (iii) in the case of a Swingline Advance, immediately prepay in full the then outstanding principal amount of such Swingline Advance, together with accrued interest thereon.

     (c) If (i) prior to 11:00 a.m. (London time) on the second Business Day before the first day of any Interest Period for any Eurodollar Advance or LIBOR Competitive Advance or (ii) prior to 11:00 a.m. (London time) on the first day of any Interest Period for any Sterling Swingline Advance, the relevant Lender reasonably determines that deposits in the applicable currency in same day funds are not being offered in the London interbank market in the amount of such Advance for such Interest Period, then, upon notice thereof by such Lender to the relevant Borrower (with a copy to the Funding Agent), the obligation of such Lender to make such Advance or to convert any outstanding Alternate Base Rate Advance into such Eurodollar Advance or to continue such Eurodollar Advance for such Interest Period, as the case may be, shall terminate and (x) upon notice by such Borrower to such Lender (with a copy to the Funding Agent) not later than 11:00 a.m. (Chicago time) on the Business Day next preceding such first day for Eurodollar Advances or LIBOR Competitive Advances, such proposed Eurodollar Advance or LIBOR Competitive Advance, as the case may be, shall be made as an Alternate Base Rate Advance and, in the case of a LIBOR Competitive Advance in an Alternative Currency, shall be made in Dollars in the same Dollar Amount as the requested LIBOR Competitive Advance and shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Alternate Base Rate for such day, or (y) such Lender's Swingline Advance shall not be made, as the case may be.

     SECTION 2.06. Interest Elections. (a) The Contractual Advances included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Contractual Advances (subject to Section 2.06(d) and Section 2.05), as follows:

         (i) if such Advances are Alternate Base Rate Advances, the Borrower may elect to convert such Advances to Eurodollar Advances as of any Business Day; and

         (ii) if such Advances are Eurodollar Advances, the Borrower may elect to convert such Advances to Alternate Base Rate Advances or elect to continue such Advances as Eurodollar Advances for an additional Interest Period, subject to Section 10.05(b) if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Advances.

To make an election pursuant to this Section, a Borrower shall notify the Funding Agent thereof by telephone (confirmed immediately in writing) or by telex or facsimile (a "Notice of Interest Rate Election") by the time that a Notice of Borrowing would be required under Section 2.01(d) if such Borrower were requesting a Contractual Advance of the type resulting from such election to be made on the effective date of such election. Each such Notice of Interest Rate of Election shall be substantially in the form of Exhibit B-2 and signed by such Borrower. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Contractual Advances; provided that (i) such portion is allocated ratably among the Advances comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $25,000,000 (unless such portion is comprised of Alternate Base Rate Advances). If no such notice is timely received before the end of an Interest Period for any Group of Eurodollar Advances, the Borrower shall be deemed to have elected that such Group of Eurodollar Advances be converted to Alternate Base Rate Advances at the end of such Interest Period.

     (b)  Each Notice of Interest Rate Election shall specify:

         (i) the Group of Contractual Advances (or portion thereof) to which such notice applies;

         (ii) whether such Group of Contractual Advances (or portion thereof) is to be converted to the other Type of Contractual Advances or, in the case of Eurodollar Advances, continued as Eurodollar Advances for an additional Interest Period;

         (iii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.06(a) above;

         (iv) if the Advances comprising such Group (or portions thereof) are to be converted to Eurodollar Advances, the duration of the initial Interest Period applicable thereto; and

         (v) if such Advances (or portions thereof) are to be continued as Eurodollar Advances for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from a Borrower pursuant to Section 2.06(a) above, the Funding Agent shall notify each Lender of the contents thereof.

     (d) No Borrower shall be entitled to elect to convert any Alternate Base Rate Advances to Eurodollar Advances, or continue any Eurodollar Advances for an additional Interest Period, if (i) the aggregate principal amount of any Group of Eurodollar Advances created or continued as a result of such election would be less than $25,000,000 or (ii) an Event of Default or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both shall have occurred and be continuing when the Borrower delivers notice of such election to the Funding Agent.

     SECTION 2.07. Fees. (a) Xerox agrees to pay to the Funding Agent for the account of each Lender a facility fee at the applicable Facility Fee Rate (determined for each day in accordance with the Pricing Schedule) on the total amount of such Lender's Commitment, irrespective of usage, from the date on which this Agreement is fully executed until the Termination Date, payable on the last day of each March, June, September and December during such period (the first such payment being due on December 31, 1997) and on the Termination Date.

     (b) Xerox shall pay to each Agent, for its own account, such other fees in connection with this Agreement and the transactions contemplated herein as such Agent and Xerox shall have agreed in writing.

     SECTION 2.08.  Termination or Reduction of Commitments.

     (a) Xerox may, upon at least two Business Days' notice to the Funding Agent (which notice the Funding Agent shall promptly transmit to each Lender), terminate the Commitments in whole or reduce the Commitments ratably in part; provided that (i) each partial reduction shall be in the amount of $10,000,000 or an integral multiple thereof, (ii) immediately after any such reduction or termination of the Commitments, the aggregate Dollar Amount of all Outstanding Advances shall not exceed the aggregate amount of the Commitments and (iii) simultaneously with each such reduction or with a termination of the Commitments, Xerox shall pay to the Funding Agent the facility fee accrued on the amount of the Commitment so terminated or reduced through the date thereof, together with any reimbursement payable pursuant to Section 10.05(b). Unless previously terminated, the Commitments shall terminate on the Termination Date.

     (b) Xerox may, upon at least two Business Days' notice to the Funding Agent (which notice the Funding Agent shall promptly transmit to the relevant Swingline Banks), terminate in whole or reduce ratably in part the French
Franc Swingline Commitments or the Sterling Swingline Commitments; provided that
(i) each partial reduction shall be in the amount of $10,000,000 or an integral multiple thereof and (ii) immediately after any such reduction or termination, the aggregate Dollar Amount of all outstanding French Franc Swingline Advances or Sterling Swingline Advances, as the case may be, shall not exceed the aggregate amount of the French Franc Swingline Commitments or Sterling Swingline Commitments, as the case may be. Unless previously terminated, all the Swingline Commitments shall terminate on the Swingline Termination Date.

     SECTION 2.09. Repayment at Maturity. (a) The Contractual Advances shall mature, and be due and payable, on the Termination Date. On the Termination Date each Borrower shall repay to the Funding Agent for the account of the Lenders the aggregate principal amount of all Contractual Advances then outstanding to such Borrower (and all interest accrued thereon).

     (b) The Swingline Advances included in each Swingline Borrowing shall mature, and be due and payable, on the last day of the Interest Period for such Swingline Borrowing. On the last day of the Interest Period for each French Franc Swingline Borrowing, the relevant Borrower shall repay to each French Franc Swingline Bank the principal amount of its Swingline Advance included in such Swingline Borrowing (and all interest accrued thereon). On the last day of the Interest Period for each Sterling Swingline Borrowing, the relevant Borrower shall repay to the Funding Agent for the account of the Sterling Swingline Banks the aggregate principal amount of such Swingline Borrowing (and all interest accrued thereon).

     (c) The Competitive Advances included in each Competitive Bid Borrowing shall mature, and be due and payable, on the last day of the Interest Period for such Competitive Bid Borrowing. On the last day of the Interest Period for each Competitive Bid Borrowing, the relevant Borrower shall repay to the Funding Agent for the account of the relevant Lenders the aggregate principal amount of such Competitive Bid Borrowing (and all interest accrued thereon).

     SECTION 2.10. Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender to such Borrower from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

     (a) Eurodollar Advances. A rate per annum equal at all times during each Interest Period for such Advance to the Eurodollar Rate for such Interest Period.

     (b) Alternate Base Rate Advances. A rate per annum equal to the Alternate Base Rate in effect from time to time.

     (c) Swingline Advances. A rate per annum equal at all times during the Interest Period for such Advance to the Swingline Rate for such Interest Period.

     (d) Competitive Advances. A rate per annum equal at all times during the Interest Period for such Competitive Advance to the Competitive Bid Rate for such Competitive Advance.

     (e) Default Rate. In the case of each of (a), (b), (c) and (d) above, if any amount of principal is not paid when due (whether at stated maturity, by acceleration or otherwise), such amount shall bear interest, from the date on which such amount is due until such amount is paid in full, at the Default Rate as in effect from time to time.

Interest on each Advance shall be payable in the currency of such Advance. Accrued interest on each Advance shall be payable on each Interest Payment Date and on the date of repayment of such Advance; provided that interest payable at the Default Rate shall be payable from time to time on demand.

     SECTION 2.11. Reserve Costs. (a) Each Borrower shall pay to the Funding Agent for the account of each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Advance or Swingline Advance which is made to such Borrower by such Lender and is included in the calculation of its Eurocurrency Liabilities, from the date of such Advance until such Advance is paid in full or (in the case of a Eurodollar Advance) is converted to an Alternate Base Rate Advance, at an interest rate per annum equal at all times during the Interest Period for such Advance to the remainder obtained by subtracting (i) the LIBO Rate or Swingline Base Rate for such Interest Period from (ii) the rate obtained by multiplying such LIBO Rate or Swingline Base Rate by the Statutory Reserves applicable to such Lender for such Interest Period.

     (b) If and so long as any Sterling Swingline Lender is required to make special deposits with the Bank of England or to maintain reserve asset ratios in respect of such Lender's Sterling Swingline Advances to any Borrower, such Lender may require such Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Sterling Swingline Advances to such Borrower, additional interest on such Advances at a rate per annum equal to such Lender's MLA Cost calculated in accordance with the formula and in the manner set forth in Exhibit H hereto.

     (c) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (excluding requirements referred to in subsections (a) and (b) above) in respect of any of such Lender's Eurodollar Advances or Swingline Advances, such Lender may require each Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Eurodollar Advances or Swingline Advances subject to such requirements, additional interest on such Advance at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Advance.

     (d) Any additional interest owed pursuant to subsections (a), (b) or (c) above shall be determined by the relevant Lender, which determination shall be conclusive and binding for all purposes except in the case of manifest error, and notified to the relevant Borrower (with a copy to the Funding Agent) not later than five Business Days before the next Interest Payment Date for each relevant Advance, and such additional interest so notified to such Borrower by such Lender shall be payable to the Funding Agent (or the relevant French Franc Swingline Bank, in the case of additional interest on a French Franc Swingline Advance) for the account of such Lender on each Interest Payment Date for such Advance.

     (e) If any Borrower so notifies any Lender (with a copy to the Funding Agent) within two Business Days after such Lender demands from such Borrower any additional interest with respect to any Eurodollar Advance pursuant to the foregoing provisions of this Section attributable to any reserve requirements other than those either in effect on the date hereof or scheduled on the date hereof to become effective in the future, such Borrower may, on the day on which such additional interest is payable, prepay in full all Eurodollar Advances of such Lender then outstanding, together, in the case of a prepayment, with interest accrued thereon (including, but not limited to, such additional interest), in accordance with Section 2.12, together with any reimbursement payable pursuant to Section 10.05(b). If such Lender subsequently notifies such Borrower and the Funding Agent that the circumstances giving rise to such demand for additional interest no longer exist, such Lender shall, on the first day of the next succeeding Interest Period for each related Group of Contractual Advances, make a Eurodollar Advance to such Borrower in an amount equal to the amount of such Lender's Advance that would have been outstanding as part of such Group if such Advance had not been prepaid pursuant to this subsection.

     SECTION 2.12. Prepayments. (a) A Borrower may, upon at least three Business Days' (or, in the case of Alternate Base Rate Advances, one Business Day's) notice to the Funding Agent (which notice the Funding Agent shall promptly transmit to each Lender) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, such Borrower shall, prepay any Group of Contractual Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the amount prepaid; provided that (i) each partial prepayment shall be in an aggregate principal amount not less than $25,000,000 and (ii) if the Advances prepaid are Eurodollar Advances, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 10.05(b).

     (b) A Borrower may, upon at least one Business Day's notice to the Funding Agent (which notice the Funding Agent shall promptly transmit to the relevant Swingline Banks) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, such Borrower shall, prepay any Swingline Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the amount prepaid; provided that (i) each partial prepayment shall be in a Dollar Amount not less than $5,000,000 and (ii) such Borrower shall be obligated to reimburse the relevant Swingline Banks in respect thereof pursuant to Section 10.05(b).

     (c) A Borrower may not prepay all or any portion of any Competitive Advance prior to the maturity thereof.

     (d) Each notice referred to in subsection (a) or (b) of this Section shall be irrevocable and binding on the Borrower giving such notice and, in respect of any Borrowing comprised of Eurodollar Advances or Swingline Advances specified in such notice, such Borrower shall indemnify each Lender against any loss or expense incurred by such Lender as a result of any failure to prepay on the date specified in such notice the entire amount to be prepaid as stated in such notice.

     SECTION 2.13. Increased Costs; Change in Circumstances. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Advances or Swingline Advances, for which a Lender is entitled to compensation during the relevant Interest Period under Section 2.11) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be a net increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Advances, LIBOR Competitive Advances or Swingline Advances made to any Borrower, or any reduction in amounts which such Lender would otherwise be entitled to receive on account thereof, then such Borrower shall from time to time, upon demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased cost or reduction (collectively "increased costs"); provided that

          (i) this subsection (a) shall not apply to any such introduction, change, guideline or request (x) that occurs prior to the date hereof or, with respect to any Competitive Advance, prior to the date of the related Competitive Bid or (y) that imposes or increases the amount of any Tax or Other Tax (or any tax expressly excluded from the definition of "Taxes" in Section 2.14);

         (ii) if such Lender shall fail to notify Xerox of any such introduction, change, guideline or request within 30 days after such Lender obtains actual knowledge thereof, such Lender shall not be entitled to be reimbursed for any related increased cost incurred more than 30 days before such Lender does notify Xerox thereof; and

         (iii) such Lender shall use its best efforts to make, fund or maintain such Eurodollar Advances, LIBOR Competitive Advances or Swingline Advances through another Applicable Lending Office of such Lender if the increased costs payable pursuant to this Section would thereby be reduced and if the making, funding or maintenance of such Advances through such other Applicable Lending Office of such Lender does not, in the reasonable discretion of such Lender, otherwise adversely affect such Lender.

The amount of increased costs from time to time payable by any Borrower to any Lender under this Section shall be determined in good faith by such Lender on a basis which allocates such increased costs incurred by such Lender in connection with the making, funding or maintaining of advances made by such Lender to any borrowers, ratably among such borrowers.

     (b) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "Agreement on International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any government authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or the Applicable Lending Office of such Lender) or any Lender's holding company with any request or directive made subsequent to the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies on capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction accruing from and after the date of such adoption or change. Such Lender hereby agrees to provide to the Borrowers notice of any such adoption or change, such notice to be sent promptly but in no event later than 45 days after such adoption or change.

     (c) A certificate as to the amount of increased cost under Section 2.13(a) above, showing in reasonable detail the determination of the amount of compensation claimed, submitted to a Borrower by a Lender, shall be conclusive and binding for all purposes except in the case of manifest error. If any Borrower so notifies any Lender (with a copy to the Funding Agent) within five Business Days after such Lender demands from such Borrower any increased cost with respect to Eurodollar Advances pursuant to the foregoing provisions of this Section, such Borrower may prepay in full all Eurodollar Advances of such Lender then outstanding to such Borrower (together with interest accrued thereon), in accordance with Section 2.12, together with the reimbursement for such cost in accordance with this Section and Section 10.05(b). If such Lender notifies such Borrower and the Funding Agent that the circumstances giving rise to such demand for compensation no longer exist, such Lender shall, on the first day of the next succeeding Interest Period for each related Group of Eurodollar Advances, make a Eurodollar Advance to such Borrower in an amount equal to the amount that would have been outstanding as part of such Group if such Advance had not been prepaid pursuant to this subsection.

     (d) A certificate as to the amount of compensation claimed by a Lender under Section 2.13(b) above, showing in reasonable detail the determination of the amount of compensation claimed, submitted to a Borrower by a Lender, shall be conclusive and binding for all purposes except in the case of manifest error. If a Lender makes a claim for compensation under Section 2.13(b) above, Xerox shall have the right to replace such Lender with a new Lender which shall be acceptable to the Majority Lenders and shall assume the Commitment and Swingline Commitment (if any) and purchase the outstanding Contractual Advances and Swingline Advances (if any) of the Lender being replaced, provided that if the replacement of any Lender shall result in the purchase of any Eurodollar Advance or Swingline Advance from such Lender other than on the last day of an Interest Period applicable thereto, the relevant Borrower shall reimburse such Lender in accordance with Section 10.05(b).

     SECTION 2.14. Taxes. (a) Subject to the last sentence of Section 2.17, any and all payments by each Borrower hereunder or under the Notes of such Borrower shall be made, in accordance with the next succeeding Section, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding:

         (i) in the case of each Lender and the Funding Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Funding Agent (as the case may be) is organized or any political subdivision thereof,

         (ii) in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof,

         (iii) taxes, duties, levies, imposts, deductions, charges or withholdings, and liabilities with respect thereto, imposed on payments in respect of any Competitive Advance under laws and treaties applicable on the date of the related Competitive Bid (collectively, "Pre-Existing Law"), and

         (iv) in the case of each Lender, any United States withholding tax imposed on any such payments (other than payments in respect of Swingline Advances), but only to the extent that such Lender would have been subject to United States withholding tax on such payments under applicable laws and treaties in effect when such Lender first becomes a party to this Agreement

(all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Funding Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Funding Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of any jurisdiction (except those imposed in respect of a Competitive Advance under Pre-Existing Law) which arise from any payment made hereunder or under the Notes of such Borrower or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, such Notes or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

     (c) Each Borrower will indemnify each Lender and the Funding Agent for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender or the Funding Agent (as the case may be) or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Funding Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes in respect of any payment to any Lender or the Funding Agent hereunder, the Borrower will furnish to such Lender or the Funding Agent (as the case may be) the original or a certified copy of a receipt evidencing payment thereof. Within 30 days after any Lender or the Funding Agent has actual knowledge of (i) the imposition of any Taxes or Other Taxes applicable to it or (ii) the assertion by any taxing authority of liability for any Taxes or Other Taxes applicable to it, such Lender or the Funding Agent (as the case may be) will notify the relevant Borrowers of such Taxes or Other Taxes.

     (e) If a Lender makes a claim for compensation under this Section, Xerox shall have the right to replace such Lender with a new Lender which shall be acceptable to the Majority Lenders and shall assume the Commitment and Swingline Commitment (if any) and purchase the outstanding Contractual Advances and Swingline Advances (if any) of the Lender being replaced, provided that if the replacement of any Lender shall result in the purchase of any Eurodollar Advance or Swingline Advance from such Lender other than on the last day of an Interest Period, the relevant Borrower shall reimburse such Lender in accordance with Section 10.05(b).

     (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section shall survive the payment in full of principal and interest hereunder and under the Notes and the termination of this Agreement.

     SECTION 2.15. Payments and Computation. (a) Each Borrower shall, without set off, counterclaim or deduction of any kind, make each payment to be made by it hereunder and under the Notes of such Borrower

         (i) in the case of Dollar-Denominated Advances, not later than 11:00 a.m. (Chicago time) on the day when due in Dollars and in same day funds at the Chicago Office of the Funding Agent;

         (ii) in the case of Sterling Swingline Advances, not later than 12:00 noon (London time) on the day when due in Pounds Sterling and in same day funds at the London Office of the Funding Agent;

         (iii) in the case of each French Franc Swingline Advance, not later than 12:00 noon (Paris time) on the day when due in French Francs and in same day funds at the Swingline Lending Office of the relevant French Franc Swingline Bank; and

         (iv) in the case of any Competitive Advance in an Alternative Currency, on the day when due in such Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, for the account of the Funding Agent at such time and at such place as shall have been specified by the Funding Agent by notice to the relevant Borrower and the relevant Lenders at least four Business Days prior to the date of such payment.

The Funding Agent will promptly distribute to each Lender its ratable share of each such payment received by the Funding Agent for the account of the Lenders.

     (b) All computations of interest based on the Alternate Base Rate or the Default Rate when such Rates are based on the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be. All computations of interest on Advances in Pounds Sterling based on the LIBO Rate shall be made on the basis of a year of 365 days. All computations of interest on Fixed Rate Competitive Advances or based on the Alternate Base Rate or the Default Rate when such Rates are based on the Federal Funds Effective Rate or (except in the case of Advances in Pounds Sterling) based on the LIBO Rate [or the TMP] and all computations of facility fees shall be made on the basis of a year of 360 days. In each case interest shall be computed for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each computation by the Funding Agent of interest or fees hereunder shall be conclusive and binding for all purposes, in the absence of manifest error.

     (c) Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Advances or LIBOR Competitive Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     SECTION 2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on the Advances (other than Swingline Advances) made by it to any Borrower in excess of its ratable share (determined on the basis of the unpaid principal of, or interest on, the Advances (other than Swingline Advances) then due and payable by such Borrower to any other Lender or Lenders) of payments on account of the principal of or interest on such Advances (other than Swingline Advances) obtained by any other Lender or Lenders (other than pursuant to Sections 2.11, 2.13, 2.14, 2.20, 2.22 or 10.05(b)), such Lender shall forthwith purchase from each such other Lender such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, but without interest. Disproportionate payments of interest shall be shared by the purchase of separate participations in unpaid interest obligations, and disproportionate payments of principal shall be shared by the purchase of separate participations in unpaid principal obligations. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

     SECTION 2.17. Exemption from United States Withholding. Each Lender organized under the laws of a jurisdiction outside the United States shall provide the Funding Agent and the U.S. Borrowers with the forms prescribed by the Internal Revenue Service of the United States certifying as to whether such Lender is exempt from United States withholding taxes, or subject to such taxes at a rate reduced by an applicable tax treaty, with respect to all payments to be made to such Lender hereunder and under the Notes. Such forms shall be so provided (i) prior to the date of the initial Borrowing hereunder (but in any event not later than October 31, 1997), in the case of a Lender listed on the signature pages hereof, (ii) on or prior to the date when it first becomes a Lender hereunder, in the case of a Lender not listed on the signature pages hereof, and (iii) in either case from time to time thereafter if requested by a U.S. Borrower or the Funding Agent (but only so long as such Lender remains lawfully able to do so). Unless the U.S. Borrowers and the Funding Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the U.S. Borrowers or the Funding Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

     SECTION 2.18. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any Note in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Funding Agent could purchase the specified currency with such other currency at the Funding Agent's Chicago Office on the Business Day preceding the day on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Funding Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that, on the Business Day following receipt by such Lender or the Funding Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Funding Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Funding Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Funding Agent, as the case may be, against such loss. If the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Funding Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under
Section 2.16, such Lender or the Funding Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

     SECTION 2.19. Designation of Overseas Borrower and Swingline Borrower; Termination of Designations. (a) Xerox may from time to time designate any Wholly-Owned Overseas Subsidiary as an Overseas Borrower for purposes of this Agreement by delivering to the Funding Agent an Election to Participate duly executed on behalf of such Subsidiary and Xerox in such number of copies as the Funding Agent may request. The Funding Agent shall promptly notify the Lenders of its receipt of any such Election to Participate.

     (b) Xerox may at any time terminate the status of any Subsidiary as an Overseas Borrower for purposes of this Agreement by delivering to the Funding Agent an Election to Terminate duly executed on behalf of such Subsidiary and Xerox in such number of copies as the Funding Agent may request. The delivery of such an Election to Terminate shall not affect any obligation of such Subsidiary theretofore incurred under this Agreement and its Notes or any rights of the Lenders and the Agents against such Subsidiary or against Xerox in its capacity as guarantor of the obligations of such Subsidiary. The Funding Agent shall promptly notify the Lenders of its receipt of any such Election to Terminate

     (c) Xerox hereby designates each of Xerox Capital (Europe) and Xerox Overseas as a Borrower eligible to borrow French Franc Swingline Advances hereunder (a "French Franc Swingline Borrower"). Xerox may from time to time, by notice to the Funding Agent, designate any other Overseas Borrower as a French Franc Swingline Borrower. Such notice of designation shall include a representation that the representation and warranty contained in Section 8.01(e) is, except as disclosed in such notice, true and correct as of the date of such notice with respect to French Franc Swingline Advances to such Borrower. Xerox may at any time terminate the status of any Overseas Borrower as a French Franc Swingline Borrower by delivering notice of such termination to the Funding Agent. The delivery of such notice shall not affect any obligation of such Overseas Borrower theretofore incurred under this Agreement or any rights of the Lenders and the Agents against such Overseas Borrower or against Xerox in its capacity as guarantor of the obligations of such Overseas Borrower. Promptly upon receiving any such notice of designation or termination, the Funding Agent shall notify the Lenders of the contents thereof.

     (d) Xerox hereby designates each of Xerox Capital (Europe) and Xerox Overseas as a Borrower eligible to borrow Sterling Swingline Advances hereunder (a "Sterling Swingline Borrower"). Xerox may from time to time, by notice to the Funding Agent, designate any other Overseas Borrower as a Sterling Swingline Borrower. Such notice of designation shall include a representation that the representation and warranty contained in Section 8.01(e) is, except as disclosed in such notice, true and correct as of the date of such notice with respect to Sterling Swingline Advances to such Borrower. Xerox may at any time terminate the status of any Overseas Borrower as a Sterling Swingline Borrower by delivering notice of such termination to the Funding Agent. The delivery of such notice shall not affect any obligation of such Overseas Borrower theretofore incurred under this Agreement or any rights of the Lenders and the Agents against such Overseas Borrower or against Xerox in its capacity as guarantor of the obligations of such Overseas Borrower. Promptly upon receiving any such notice of designation or termination, the Funding Agent shall notify the Lenders of the contents thereof.

     SECTION 2.20. Overseas Borrower Costs. (a) If the cost to any Lender of making or maintaining any Advance to an Overseas Borrower (other than Xerox Capital (Europe) and Xerox Overseas) is increased (or the amount of any sum received or receivable by any Lender or its Applicable Lending Office is reduced) by an amount deemed by such Lender to be material, by reason of the fact that such Overseas Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States, such Borrower shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Funding Agent). The foregoing indemnity shall not apply to any Taxes or to any taxes expressly excluded from the definition of "Taxes" in Section 2.14(a). A certificate of such Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

      (b) Each Lender will promptly notify the relevant Overseas Borrower and the Funding Agent of any event or circumstance of which it has knowledge that will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.

     SECTION 2.21. Determining Dollar Amounts of Alternative Currency Advances. The Funding Agent shall determine the Dollar Amount of each Alternative Currency Advance promptly after it receives the related Notice of Borrowing, based on the Spot Rate on the day it receives such notice. Thereafter, the Agent shall redetermine the Dollar Amount of each Alternative Currency Advance on the fourth Business Day before the end of each calendar month while such Advance remains outstanding, based in each case on the Spot Rate on such Business Day. The Funding Agent shall promptly notify Xerox and the relevant Borrower (if other than Xerox) and the participating Lenders of each Dollar Amount so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     SECTION 2.22. Refunding Unpaid Swingline Advances. (a) If any Swingline Borrowing shall not be repaid in full at or prior to the maturity thereof, the Funding Agent shall, on behalf of Xerox pursuant to its guaranty in Article 9, (Xerox hereby irrevocably directing and authorizing the Funding Agent so to act on its behalf) give a Notice of Borrowing requesting the Lenders, including the Swingline Banks in their capacities as Lenders, to make Alternate Base Rate Advances in the aggregate amount (subject to subsection
(d) below) required to enable the Funding Agent to purchase the French Francs or Pounds Sterling required to repay such Swingline Borrowing (together with any unpaid interest accrued thereon). The Funding Agent shall, on behalf of Xerox (Xerox hereby irrevocably directing and authorizing the Funding Agent so to act on its behalf) enter into a transaction to purchase such French Francs or Pounds Sterling with the proceeds of such Alternate Base Rate Advances. Each Lender will make the proceeds of its Alternate Base Rate Advance included in such Borrowing available to the Funding Agent for the account of Xerox on the next Business Day after the date of such notice, in accordance with
Section 2.04. The French Francs or Pounds Sterling purchased with the proceeds of such Alternate Base Rate Borrowing shall be immediately (upon settlement of such currency transaction) applied to repay such Swingline Borrowing.

     (b) If, for any reason, an Alternate Base Rate Borrowing may not be (as determined by the Funding Agent in its sole discretion), or is not, made pursuant to subsection (a) above to refund Swingline Advances as required by said subsection, then, effective on the date such Borrowing would otherwise have been made, each Lender severally, unconditionally and irrevocably agrees that it shall purchase an undivided participating interest in such Swingline Advances (each, an "Unrefunded Swingline Advance") in an amount (subject to subsection (d) below) equal to its Commitment Percentage of the outstanding principal amount thereof, which purchase shall be funded by the time such Borrowing would have been required to be funded pursuant to Section 2.04 by transferring (i) in the case of a Sterling Swingline Advance, Pounds Sterling in same day funds to the Funding Agent at its London Office or (ii) in the case of a French Franc Swingline Advance, French Francs in same day funds to the relevant French Franc Swingline Bank at its Swingline Lending Office.

     (c) Whenever, at any time after any Swingline Bank has received from any Lender payment in full for such Lender's participating interest in a Swingline Advance, such Swingline Bank (or the Funding Agent on its behalf) receives any payment on account thereof, such Swingline Bank or the Funding Agent, as the case may be, will promptly distribute to such Lender its participating interest in such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided that, if such payment is subsequently required to be returned, such Lender will return to the relevant Swingline Bank or the Funding Agent, as the case may be, any portion thereof previously distributed by such Swingline Bank or the Funding Agent, as the case may be, to it.

     (d) No Lender shall be obligated to make an Alternate Base Rate Advance pursuant to subsection (a) above in an amount greater than the unused portion of its Commitment at the time such Advance is required to be made. No Lender shall be required to purchase a participating interest pursuant to subsection
(b) above in an amount greater than the amount of French Francs or Pounds Sterling (as the case may be) which is equivalent (at the Spot Rate on the day of such purchase) to the unused portion of its Commitment at the time such purchase is required to be made. In determining the unused portion of a Lender's Commitment for purposes of this subsection (d), any termination of the Commitments pursuant to Section 6.01 shall be ignored.

     (e) Except as provided in subsection (d) above, each Lender's obligation to make Alternate Base Rate Advances or to purchase participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or any Borrower may have against any Swingline Bank or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default or the failure to satisfy any of the conditions specified in Article 3; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement by any Borrower or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.23. Substitution of Euro for National Currency. If any Alternative Currency is replaced by the Euro, the Euro may be tendered in payment of any outstanding amount denominated in such Alternative Currency at the conversion rate specified in, or otherwise calculated in accordance with, the regulations adopted by the Council of the European Union relating to the Euro. If either French Francs or Pounds Sterling are replaced by the Euro, Xerox, the Funding Agent and the French Franc Swingline Banks (if the affected currency is French Francs) or the Sterling Swingline Banks (if the affected currency is Pounds Sterling) may enter into an amendment of this Agreement modifying the provisions hereof relating to Swingline Advances in the affected currency to reflect the replacement thereof by the Euro. Except as provided in the foregoing provisions of this Section, no replacement of an Alternative Currency by the Euro shall discharge, excuse or otherwise affect the performance of any obligation of any Borrower under this Agreement or its Notes.

                                ARTICLE 3

                                CONDITIONS

     SECTION 3.01. Conditions Precedent to the Effective Date and the Initial Borrowing. The occurrence of the Effective Date and the obligation of each Lender to make its initial Advance on the occasion of the initial Borrowing hereunder are subject to the conditions precedent that (i) the commitments of the lenders under the Existing Revolving Credit Agreements shall have been terminated in accordance with Section 10.12, (ii) the Documentation Agent shall have received evidence satisfactory to it that each of the parties listed on the signature pages hereof has signed a counterpart of this Agreement and delivered or transmitted it to the Documentation Agent and (iii) the Documentation Agent shall have received the following, each dated the Effective Date, in form and substance satisfactory to the Documentation Agent and (except for the Notes) in sufficient copies for each Lender:

     (a) a Revolving Credit Note and Competitive Note of each Borrower payable to the order of each Lender;

     (b) with respect to each Borrower, certified copies of (i) the resolutions of its board of directors or any committee thereof approving this Agreement and the Notes of such Borrower, (ii) the charter and bylaws of such Borrower and (iii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes of such Borrower;

     (c) signed copies of a certificate of the Secretary or an Assistant Secretary of each Borrower, certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the Notes of such Borrower and the other documents to be delivered by such Borrower hereunder;

     (d) a favorable opinion of the Senior Vice President and General Counsel or an Associate General Counsel of Xerox, acting as counsel to the Borrowers, in substantially the form of Exhibit E-1 hereto and a favorable opinion of counsel to each of the Overseas Borrowers, in substantially the form of Exhibit E-2 hereto and, in each case, covering such other matters as any Lender through the Documentation Agent may reasonably request; and

     (e) a favorable opinion of Davis Polk & Wardwell, special counsel for the Agents, in substantially the form of Exhibit F hereto.

When all of the foregoing conditions precedent shall have been satisfied, the Documentation Agent will notify the Borrowers and the Lenders that this Agreement has become effective.

     SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing but excluding any Borrowing pursuant to Section 2.22) by each Borrower shall be subject to the further conditions precedent that, on the date of such Borrowing and after giving effect thereto and to the application of proceeds thereof, (a) the following statements shall be true (and the giving of a Notice of Borrowing by such Borrower and the acceptance by such Borrower of the proceeds of such Borrowing shall be deemed to constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true):

         (i) The representations and warranties contained in Section 4.01 (excluding as to any date other than the Effective Date those contained in subsections (e)(ii), (f)(i) and (i) thereof) and, if such Borrower is an Overseas Borrower, the representations and warranties made by it in Section 8.01(excluding subsection (e) thereof) are correct on and as of the date of such Borrowing as though made on and as of such date,

         (ii) No event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

         (iii) in the case of an Alternative Currency Borrowing, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Funding Agent makes it impracticable for such Borrowing to be denominated in the relevant Alternative Currency;

and (b) the Documentation Agent shall have received such other approvals, opinions or documents as any Lender through the Documentation Agent may reasonably request.

     SECTION 3.03. First Borrowing by Certain Overseas Borrowers. The obligation of each Lender to make an Advance on the occasion of the first Borrowing by each Overseas Borrower (other than Xerox Overseas and Xerox Capital (Europe)) is subject to the satisfaction of the following further conditions:

     (a) receipt by the Documentation Agent of a duly executed Revolving Credit Note and Competitive Note dated on or before the date of such Borrowing payable to the order of each Lender;

     (b) receipt by the Documentation Agent of an opinion of counsel for such Overseas Borrower reasonably acceptable to the Documentation Agent, substantially in the form of Exhibit K hereto and covering such additional matters relating to the transactions contemplated hereby as any Lender through the Documentation Agent may reasonably request; and

     (c) receipt by the Documentation Agent of all documents which it may reasonably request relating to the existence of such Overseas Borrower, its corporate authority for and the validity of its Election to Participate, this Agreement and its Notes, and any other matters relevant thereto, all in form and substance satisfactory to the Documentation Agent.

The opinion referred to in clause 3.03(b) above shall be dated no more than five Business Days before the date of the first Borrowing by such Overseas Borrower hereunder.

                                 ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

     (a) Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in all jurisdictions where the nature of its properties or business so requires, except for jurisdictions where the failure in the aggregate to so qualify would not have a material adverse effect on such Borrower or its business.

     (b) The execution, delivery and performance by each Borrower of this Agreement and the Notes of such Borrower, and by Xerox and XCC of the Operating Agreement and the Support Agreement, are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) any Borrower's charter or by-laws or (ii) any law or any contractual restriction binding on or affecting any Borrower or any of its assets.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Borrower of this Agreement and the Notes of such Borrower, or by Xerox and XCC of the Operating Agreement and the Support Agreement, other than those which have been duly obtained or made and are in full force and effect.

     (d) This Agreement is, and the Notes of such Borrower when delivered hereunder will be, legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

     (e) (i) The consolidated balance sheet of each U.S. Borrower and its Subsidiaries as at December 31, 1996, and the related consolidated statements of income and cash flows of each U.S. Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished by each U.S. Borrower to the Funding Agent for each Lender, fairly present the consolidated financial condition of such U.S. Borrower and its Subsidiaries as at such date and the consolidated results of operations and cash flows of such U.S. Borrower and its Subsidiaries for the year ended on such date, all in accordance with generally accepted accounting principles consistently applied.
 The consolidated balance sheet of such U.S. Borrower and its Subsidiaries as at June 30, 1997, and the related consolidated statements of income and cash flows of such U.S. Borrower and its Subsidiaries for the six months then ended as contained in the quarterly report of such U.S. Borrower on Form 10-Q for the period then ended, copies of which have been furnished by such U.S. Borrower to the Funding Agent for each Lender, fairly present the consolidated financial condition of such U.S. Borrower and its Subsidiaries as at such date and the consolidated results of operations and cash flows of such U.S. Borrower and its Subsidiaries for the six-month period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

          (ii) Since June 30, 1997 there has been no material adverse change in the condition or operations of either of the U.S. Borrowers.

     (f) There is no pending or threatened action or proceeding affecting either U.S. Borrower or any of their respective Subsidiaries before any court, governmental agency or arbitrator, which (i) would be likely to have a material adverse effect on any U.S. Borrower's ability to perform its obligations under this Agreement or its Notes or (ii) is likely to affect the legality, validity or enforceability against any U.S. Borrower of this Agreement or any of its Notes.

     (g) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance made to any Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, except in compliance with all Regulations issued by the Board of Governors of the Federal Reserve System including, without limitation, Regulations G, T, U and X thereof.

     (h) The Operating Agreement and the Support Agreement, complete copies of each of which have been furnished to each Lender prior to the date of this Agreement, are in full force and effect, and the Lenders hereunder are third party beneficiaries of the Support Agreement.

     (i) As of the Effective Date, there are no United Kingdom Taxes which are imposed on any payment to be made by Xerox Capital (Europe) or Xerox Overseas pursuant to this Agreement or its Notes, or are imposed by virtue of the execution, delivery or enforcement of this Agreement or its Notes; provided that withholding taxes will be imposed on payments of interest to a Lender in respect of an Advance unless (i) such Lender is a bank within the meaning of that expression in s.840A of the Income and Corporation Taxes Act 1988 of the United Kingdom and such Advance is made through, and effectively connected with, such Lender's Applicable Lending Office in the United Kingdom such that the Lender is within the charge to United Kingdom Corporation Tax with respect to such interest and its Note of the relevant Overseas Borrower evidencing such Advance is not assigned, negotiated or otherwise transferred to a Person outside the United Kingdom or to any other Person who is not within the charge to United Kingdom Corporation Tax with respect to such interest, (ii) the term of such Advance is for an Interest Period (which term shall include all extensions and successive renewals of such Advance upon expiry of an Interest Period for such Advance) of 364 days or less or (iii) such Lender is resident in a country with which the United Kingdom has a double tax treaty and the United Kingdom Inland Revenue has issued a direction in writing to the relevant Overseas Borrower to pay interest on such Advance gross to such Lender pursuant to an exemption from United Kingdom Tax on such interest to which such Lender is entitled under such treaty. As used in the foregoing clause (iii), the term "Lender" refers to the beneficial owner of the interest on the Advance in question.

                                 ARTICLE 5

                                 COVENANTS

     SECTION 5.01. Affirmative Covenants of Xerox and XCC. Unless the Majority Lenders shall otherwise consent in writing, (i) so long as any Advance to XCC shall remain unpaid or any Lender shall have a commitment hereunder to make Advances to XCC, XCC will and (ii) so long as any Advance to any Borrower shall remain unpaid or any Lender shall have any Commitment or Swingline Commitment hereunder, Xerox will:

     (a) Compliance with Laws, Etc. Comply, and Xerox will cause each Restricted Subsidiary and XCC will cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, non-compliance with which would have a material adverse effect on the ability of Xerox or XCC to perform its obligations under this Agreement or its Notes or would affect the legality, validity or enforceability of this Agreement or any Note, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith and by appropriate proceedings and in respect of which adequate reserves (if any) shall have been established in accordance with applicable generally accepted accounting principles.

     (b) Maintenance of Insurance. Maintain, and Xerox will cause each Restricted Subsidiary and XCC will cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it or they operate; provided that Xerox and each Restricted Subsidiary may self-insure to the extent and in the manner normal for corporations (including for lessors in the case of assets on long-term net lease) of like size, type and financial condition.

     (c) Keeping of Books. Keep, and Xerox will cause each Restricted Subsidiary and XCC will cause each of its Subsidiaries to keep, proper books of record and account in accordance with applicable generally accepted accounting principles consistently applied.

     (d) Preservation of Corporate Existence; Maintenance of Properties, Etc. Maintain and preserve, and Xerox will cause each Restricted Subsidiary and, XCC will cause each of its Subsidiaries to maintain and preserve, its corporate existence, rights (charter and statutory) and franchises (except as otherwise permitted under Section 5.02(c)), and all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided that Xerox or any Restricted Subsidiary or XCC or any of its Subsidiaries shall not be required to preserve any right, franchise or property if the loss thereof would not have a material adverse effect on Xerox's or XCC's ability to perform its obligations under this Agreement and its Notes.

     (e) Minimum Consolidated Tangible Net Worth. In the case of Xerox only, maintain a Consolidated Tangible Net Worth of at least $3.2 billion.

     (f) Operating and Support Agreements. In the case of Xerox and XCC only, maintain in full force and effect, without amendment, modification or change in any respect, and comply in all material respects with each of the terms, covenants and conditions of, each of the Operating Agreement and the Support Agreement, provided that Xerox and XCC may amend, modify or change the Operating Agreement so long as benefits to XCC substantially similar to those provided for therein on the date hereof continue to be applicable.

     (g)  Reporting Requirements.  Furnish to each of the Lenders:

          (i) promptly after the sending or filing thereof, copies of all reports which Xerox or XCC sends to any of its public security holders, and copies of all reports on Form 10-K, Form 10-Q and Form 8-K (unless the Form 8-K is filed solely to file exhibits under Item 7 thereof) which Xerox or XCC or any Restricted Subsidiary files with the Securities and Exchange Commission or any national securities exchange in the United States of America;

         (ii) promptly after the filing or sending of each annual and quarterly report of Xerox or XCC, a schedule of the Treasurer of Xerox or XCC, as the case may be, in form satisfactory to the Funding Agent setting forth the basis for determining, as at the end of such year or quarter, as the case may be, in the case of Xerox, Consolidated Tangible Net Worth and in the case of XCC, Consolidated Net Worth of XCC, and stating that such Borrower is in compliance with Sections 5.01(e) (in the case of Xerox only), 5.02(a) and 5.02(d);

         (iii) as soon as possible and in any event within 10 days after Xerox or any of its Affiliates knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of the Treasurer of Xerox describing such Termination Event and the action, if any, which Xerox or such Affiliate proposes to take with respect thereto;

         (iv) promptly and in any event within two Business Days after receipt thereof by Xerox or any of its Affiliates from the PBGC, copies of each notice received by Xerox or such Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

         (v) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of such Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

         (vi) promptly and in any event within five Business Days after receipt thereof by Xerox or any of its Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by Xerox or such Affiliate concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

         (vii) as soon as possible and in any event within five days after the occurrence of any Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the Treasurer of Xerox or XCC, as the case may be, setting forth details of such Event of Default or event and the action which Xerox or XCC, as the case may be, intends to take with respect thereto;

         (viii) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Xerox or XCC of the type described in Section 4.01(f);

         (ix) promptly and in any event within five days after its execution, a copy of each amendment to the Operating Agreement; and

          (x) such other information respecting the condition or operations, financial or otherwise, of Xerox or any of its Subsidiaries as any Lender through the Funding Agent may from time to time reasonably request.

Xerox or XCC shall be deemed to have delivered its financial statements referred to in clause (i) above when it has (A) posted such financials on the Internet website of the Securities and Exchange Commission (http://www.sec.gov) or on its own Internet website as previously identified to the Lenders, and (B) notified the Lenders of such posting; provided that if a Lender requests such financial statements to be delivered to it in hard copies, Xerox or XCC, as the case may be, shall furnish to such Lender such statements accordingly.

         (h) Ownership. Xerox shall at all times directly or indirectly own an amount greater than 50% of the voting securities of XCC.

         (i) Use of Proceeds. Use, and in the case of Xerox cause the Overseas Borrowers to use, the proceeds of the Advances for general corporate purposes.

     SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment or Swingline Commitment hereunder, Xerox will not, without the written consent of the Majority
Lenders:

     (a) Liens, Etc. Create or suffer to exist, or permit any of its Restricted Subsidiaries or any Subsidiary of XCC to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties (other than any "margin stock" as that term is defined in Regulation U issued by the Board of Governors of the Federal Reserve System), whether now owned or hereafter acquired, or assign, or permit any of its Restricted Subsidiaries or any Subsidiary of XCC to assign, any right to receive income, in each case to secure any Debt of any Person without making effective provision whereby all of the Advances shall be equally and ratably secured with the indebtedness or obligations secured by such security; provided that Xerox or its Restricted Subsidiaries or any Subsidiary of XCC may create or suffer to exist any lien, security interest, charge, encumbrance or preferential arrangement of any kind of or upon any of the properties or assets of (x) Xerox or its Restricted Subsidiaries (other than XCC) to secure any Debt or Debts in an aggregate amount at any time outstanding not greater than 20% of the Consolidated Tangible Net Worth of Xerox or (y) XCC or its Subsidiaries to secure any Debt or Debts in an aggregate amount at any time outstanding not greater than 20% of the Consolidated Net Worth of XCC; and provided that the foregoing restrictions shall not apply to any of the following:

         (i) deposits, liens or pledges to enable Xerox or any of its Restricted Subsidiaries or any Subsidiary of XCC to exercise any privilege or license or to secure payments of workers' compensation or unemployment insurance, or to secure the performance of bids, tenders, contracts (other than for the payment of money) or statutory landlords' liens under leases to which Xerox or any such Restricted Subsidiary or any Subsidiary of XCC is a party or to secure public or statutory obligations of Xerox or any such Restricted Subsidiary or any Subsidiary of XCC or to secure surety, stay or appeal bonds to which Xerox or any such Restricted Subsidiary or any Subsidiary of XCC is a party, but as to all of the foregoing only if the same shall arise and continue in the ordinary course of business, or other similar deposits or pledges made and continued in the ordinary course of business;

          (ii) liens imposed by law, such as mechanic's, materialmen's, workman's, repairman's or carrier's liens but only if arising, and only so long as continuing, in the ordinary course of business or other similar liens arising and continuing in the ordinary course of business or deposits or pledges in the ordinary course of business to obtain the release of such liens;

          (iii) liens arising out of judgments or awards against Xerox or any of its Restricted Subsidiaries or any Subsidiary of XCC in an aggregate amount not to exceed the greater of (a) 15% of the Consolidated Tangible Net Worth or
(b) the minimum amount which, if subtracted from such Consolidated Tangible Net Worth, would reduce such Consolidated Tangible Net Worth below the amount thereof required to be maintained pursuant to Section 5.01(e), and in each case with respect to which Xerox or such Restricted Subsidiary or such Subsidiary of XCC shall in good faith be prosecuting an appeal or proceedings for review, or liens incurred by Xerox or any such Restricted Subsidiary or such Subsidiary of XCC for the purpose of obtaining a stay or discharge in the course of any legal proceedings to which Xerox or any such Restricted Subsidiary or such Subsidiary of XCC is a party;

         (iv) liens for taxes if such taxes shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, or minor survey exceptions or minor encumbrances, easements or reservations of or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real properties which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of the said properties or materially impair their use in the operation of the business of Xerox or any Restricted Subsidiary or any Subsidiary of XCC owning the same;

         (v) liens in favor of any government or any department or agency thereof or in favor of a prime contractor under a government contract and resulting from the acceptance of progress or partial payments under government contracts or sub-contracts thereunder;

         (vi) liens, security interests, charges, encumbrances, preferential arrangements and assignments of income in existence on the date hereof and disclosed to the Lenders in writing;

         (vii) purchase money liens or purchase money security interests upon or in any property acquired or held by Xerox or any Restricted Subsidiaries or any Subsidiary of XCC in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

         (viii) liens or security interests existing on property at the time of its acquisition;

         (ix) the rights of XCC relating to the reserve account established pursuant to the Operating Agreement;

         (x) liens incurred (no matter when created) in connection with XCC or a Subsidiary of XCC engaging in leveraged or single investor lease transactions, provided that the instrument creating or evidencing any borrowings secured by such lien shall provide that such borrowings are payable solely out of the income and proceeds of the property subject to such lien and are not a personal obligation of XCC or such Subsidiary;

         (xi) the replacement, extension or renewal of any lien, security interest, charge or encumbrance, preferential arrangement or assignment of income permitted by clauses (i) through (x) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase of principal amount) of the indebtedness secured thereby; and

         (xii) liens on any assets of any Restricted Subsidiary or any Subsidiary of XCC of up to $500,000,000 which may be incurred in connection with the sale or assignment of assets of such Restricted Subsidiary or Subsidiary of XCC for cash where the proceeds are applied to repayment of Debt of such Restricted Subsidiary or Subsidiary and/or invested by such Restricted Subsidiary or Subsidiary in assets which would be reflected as receivables on such Restricted Subsidiary's or such Subsidiary's balance sheet in accordance with generally accepted accounting principles.

     (b) Change in Nature of Business. Make or permit any material change in the nature of its business or the business of XCC as carried on at the date hereof which would have a material adverse effect on the ability of Xerox or XCC to perform its obligations under this Agreement or its Notes.

     (c) Mergers, Etc. Merge or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any Restricted Subsidiary or any Subsidiary of XCC to do so; provided that any Subsidiary of XCC may sell or assign for cash in one or more transactions, substantially all of such Subsidiary's assets where the proceeds are applied to repayment of Debt of such Subsidiary and/or invested by such Subsidiary in assets which would be reflected as receivables on such Subsidiary's balance sheet in accordance with generally accepted accounting principles; and further provided that (i) any Restricted Subsidiary (other than XCC and its Subsidiaries) may merge or consolidate with or transfer assets to any other Restricted Subsidiary, (ii) any Subsidiary of XCC may merge or consolidate with or transfer assets to any other Subsidiary of XCC, (iii) any Restricted Subsidiary (other than XCC and its Subsidiaries) may merge into or transfer assets to Xerox and any Subsidiary of XCC may merge into or transfer assets to XCC and (iv) Xerox may merge, and any Restricted Subsidiary or Subsidiary of XCC may merge or consolidate, with any other Person, provided in each case that, immediately after giving effect thereto, no event shall occur and be continuing which constitutes an Event of Default or which with the giving of notice or lapse of time or both would constitute an Event of Default and in the case of any such merger to which Xerox is a party, Xerox is the surviving corporation and, in the case of any such merger to which any Restricted Subsidiary or Subsidiary of XCC is a party, such Restricted Subsidiary or Subsidiary of XCC is the surviving corporation.

      (d) Sales/Leasebacks. Sell, lease, transfer or otherwise dispose of, or permit any Restricted Subsidiary or any Subsidiary of XCC to sell, lease, transfer or otherwise dispose of, to any Person (other than, in the case of Xerox or any Restricted Subsidiary (other than XCC), to Xerox or any of its Restricted Subsidiaries or in the case of XCC or any Subsidiary of XCC, to XCC or any of its Subsidiaries) any real property or fixed improvement thereon, or any substantial part thereof, owned by Xerox or any Restricted Subsidiary or any Subsidiary of XCC on December 31, 1996 for the purpose or with the intention of leasing such property, improvement or part thereof back to Xerox or any such Restricted Subsidiary or Subsidiary of XCC if, by reason of any such sale or disposal, the cumulative sum of the assets (less any depreciation relating thereto) of Xerox and its Restricted Subsidiaries and Subsidiaries of XCC transferred under such transactions would exceed 10% of the Consolidated Net Plant as at December 31, 1996.

                                 ARTICLE 6

                             EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) Any Borrower shall fail to pay when due any principal of, or interest on, any Advance or any fee payable hereunder; or

     (b)  Any representation or warranty made or deemed made pursuant to
Section 3.02, 4.01, 10.10(b) or Article 8 by any Borrower shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) Any Borrower shall fail to perform or observe any covenant or other obligation set forth in Section 5.01(e), 5.01(f), 5.01(h), 5.01(i) or 5.02 or any other material term, covenant or agreement contained in this Agreement on its part to be performed or observed, and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to such Borrower by the Funding Agent or any Lender; or

     (d) Xerox shall fail to make any payment in respect of any of its Debt in excess of $50,000,000 (or the equivalent in any other currency) in the aggregate or XCC shall fail to make any payment in respect of any of its Debt in excess of $40,000,000 (or the equivalent in any other currency) in the aggregate (excluding in each case the Advances) or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased, or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

      (e) (i) any Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or
(ii) any proceeding shall be instituted by or against any Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 30 days; or (iii) any Borrower shall take any corporate action to authorize any of the actions set forth above in this clause (e), or

      (f) Final judgment(s) or order(s) for the payment of money in excess of $50,000,000 (or the equivalent in any other currency) in the aggregate shall be rendered against Xerox or final judgment(s) or order(s) for the payment of money in excess of $40,000,000 (or the equivalent in any other currency) in the aggregate shall be rendered against XCC and any such judgment or order shall not have been satisfied and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of 10 consecutive days; or

      (g) Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to Xerox by the Funding Agent or any Lender, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $20,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess, as determined in accordance with the provisions of Title IV of ERISA, shall exceed such amount); or

      (h) Xerox or any of its Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $10,000,000; or

      (i) the guaranty by Xerox in Article 9 shall be invalidated or otherwise cease to be in full force and effect; or

      (j) Xerox (or any Person on behalf of Xerox) shall deny or disaffirm its obligations under the guaranty in Article 9 or Xerox shall for any reason fail to pay any overdue amount owed by any Overseas Borrower hereunder within three Business Days after Xerox receives a demand for payment thereof;

then, and in any such event, the Funding Agent shall at the request, or may with the consent of the Majority Lenders, by notice to the Borrowers, (i) declare the obligation of each Lender to make Advances to the Borrowers to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that (A) the occurrence of any of the events described in clauses (a) through (h) of this
Section in connection with XCC shall not be deemed an Event of Default with respect to any other Borrower, (B) the occurrence of any of the events described in clauses (a), (b), (c), (e), (g) and (h) of this Section in connection with an Overseas Borrower shall not be deemed an Event of Default with respect to any other Borrower and (C) the occurrence of any of the events described in clause (i) of this Section shall not be deemed an Event of Default with respect to the U.S. Borrowers. If an Event of Default specified in clause (e)(ii) above shall have occurred, the Commitments and Swingline Commitments shall automatically terminate and the Notes shall automatically become due and payable both as to interest and principal, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers.

                                 ARTICLE 7

                                 THE AGENTS

      SECTION 7.01. Authorization and Action. The general administration of this Agreement and the Notes shall be by the Funding Agent and, to the extent provided in Article 3, the Documentation Agent. Each Lender hereby irrevocably authorizes the Funding Agent and the Documentation Agent, each acting at its discretion, to take or refrain from taking such actions as agent on such Lender's behalf and to exercise or refrain from exercising such powers under this Agreement and the Notes as are delegated to the Funding Agent or the Documentation Agent, as the case may be, by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. Such Agents shall have no duties or responsibilities except as set forth herein or in the Notes.

     SECTION 7.02. Agents' Reliance, Etc. Neither any Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, each Agent: (i) may treat the payee of any Note as the holder thereof until the Funding Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Funding Agent; (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions (except, in the case of the Documentation Agent, receipt of items required to be delivered to it under Article 3) of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument in writing (whether delivered by hand, mail, facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03. The Agents and Affiliates. With respect to its Commitment and Swingline Commitment, the Advances made by it and the Notes issued to it, each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Borrower, any of their respective Subsidiaries and any person or entity who may do business with or own securities of Xerox or any such Subsidiary, all as if such Agent were not an Agent and without any duty to account therefor to the Lenders.

     SECTION 7.04. Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon any Arranger, any Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Arranger, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05. Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrowers), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agents promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees incurred by the Agents in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement) to the extent that the Agents are not reimbursed for such expenses by the Borrowers.

     SECTION 7.06. Successor Funding Agent. The Funding Agent may resign at any time by giving written notice thereof to the Lenders and each Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Funding Agent. If no successor Funding Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Funding Agent gives of notice of resignation, then the retiring Funding Agent may, on behalf of the Lenders, appoint a successor Funding Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Funding Agent hereunder by a successor Funding Agent, the resignation of the retiring Funding Agent shall become effective, such successor Funding Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Funding Agent, and the retiring Funding Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Funding Agent's resignation, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Agreement.

     SECTION 7.07. Administrative Questionnaire. Each Lender agrees to complete, and return to the Funding Agent, the form of administrative questionnaire provided by the Funding Agent and to advise the Funding Agent of any changes in the information provided therein.

     SECTION 7.08. The Arrangers and Co-Syndication Agents. The Arrangers, in their capacities as such, and the Co-Syndication Agents, in their capacities as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement.

                                  ARTICLE 8

           REPRESENTATIONS AND WARRANTIES OF CERTAIN OVERSEAS BORROWERS

     SECTION 8.01. Representations and Warranties of Certain Overseas Borrowers. Each Overseas Borrower (other than Xerox Capital (Europe) and Xerox Overseas) shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

     (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     (b) The execution, delivery and performance by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its charter or by-laws or (ii) any law or any contractual restriction binding on or affecting it or any of its assets.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of its Election to Participate and its Notes, other than those which have been duly obtained or made and are in full force and effect.

     (d) This Agreement is, and each of its Notes when delivered hereunder will be, legal, valid and binding obligations of it enforceable against it in accordance with their respective terms.

     (e) Except as disclosed in its Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by it pursuant to this Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate, this Agreement or its Notes.

                                  ARTICLE 9

                                  GUARANTY

     SECTION 9.01. The Guaranty. Xerox hereby unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Advance borrowed by any Overseas Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Overseas Borrower under this Agreement or its Notes. Upon failure by any Overseas Borrower to pay punctually any such amount, Xerox shall forthwith on demand pay the amount not so paid at the place and in the manner and currency specified in this Agreement.

     SECTION 9.02. Guaranty Unconditional. The obligations of Xerox hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Overseas Borrower under this Agreement or any of its Notes, by operation of law or otherwise;

     (b) any modification or amendment of or supplement to this Agreement or any Note;

     (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Overseas Borrower under this Agreement or any of its Notes;

     (d) any change in the corporate existence, structure or ownership of any Overseas Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Overseas Borrower or its assets or any resulting release or discharge of any obligation of any Overseas Borrower contained in this Agreement or any of its Notes;

     (e) the existence of any claim, set-off or other rights which Xerox may have at any time against any Overseas Borrower, any Agent, any Lender or any other Person, whether in connection with this Agreement or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability relating to or against any Overseas Borrower for any reason of this Agreement or any of its Notes, or any provision of applicable law or regulation purporting to prohibit the payment by any Overseas Borrower of the principal of or interest on any Advances made to it or any other amount payable by it under this Agreement; or

     (g) any other act or omission to act or delay of any kind by any Overseas Borrower, any Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause constitute a legal or equitable discharge of Xerox' obligations under this
Article 9.

     SECTION 9.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Xerox' obligations hereunder shall remain in full force and effect until the Commitments and Swingline Commitments shall have been terminated and the principal of and interest on the Advances to each Overseas Borrower and all other amounts payable by each Overseas Borrower under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Advance or any other amount payable by any Overseas Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Overseas Borrower or otherwise, Xerox' obligations under this Article 9 with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     SECTION 9.04. Waiver by Xerox. Xerox irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Overseas Borrower or any other Person.

     SECTION 9.05. Subrogation. Upon making any payment with respect to the obligations of any Overseas Borrower hereunder, Xerox shall be subrogated to the rights of the payee against such Overseas Borrower with respect to such payment; provided that Xerox shall not enforce any payment by way of subrogation against such Overseas Borrower so long as (i) any Lender has any Commitment or Swingline Commitment hereunder or (ii) any amount payable by such Overseas Borrower hereunder remains unpaid.

     SECTION 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Overseas Borrower under this Agreement or its Notes is stayed upon any insolvency, bankruptcy or reorganization of such Overseas Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by Xerox hereunder forthwith on demand by the Funding Agent made at the request of the Majority Lenders.

                                  ARTICLE 10

                                 MISCELLANEOUS

     SECTION 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, or consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (i) an amendment provided for in Section 2.23 may be signed only by the parties specified in Section 2.23 and (ii) no other amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase or extend the Commitments or the Swingline Commitments or subject the Lenders to any additional obligations,
(c) reduce the principal of, or interest on, the Advances or any fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid Dollar Amount of the Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend Section 2.16, Article 9 or this
Section 10.01; and provided, further, that no amendment, waiver or consent shall affect the rights or duties of the Funding Agent, the Documentation Agent or any Swingline Bank under this Agreement or any Note unless such amendment, waiver or consent is in writing and signed by the Funding Agent, the Documentation Agent or such Swingline Bank, as the case may be, in addition to the Lenders required hereinabove (except as provided in Section 2.23) to take such action.

     SECTION 10.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including bank wire, telex or facsimile) and mailed, transmitted or delivered:

     (i)  if to any Borrower, at its address (x) for mail at P.O. Box
1600, Stamford, Connecticut 06904 Attention: Treasurer, (y) for facsimile at 203-968-3519 Attention: Treasurer or (z) for all other deliveries at 800 Long Ridge Road, Stamford, Connecticut, Attention: Treasurer;

     (ii)  if to any Lender, at its Domestic Lending Office;

     (iii) if to any Swingline Bank in its capacity as such, at its Swingline Lending Office; and

     (iv) if to the Funding Agent, at its address (x) for facsimile at 312-732-2038 Attention: Kenneth W. Mahan or (y) for mail and all other deliveries at 1 First National Plaza, Suite 0353, Chicago, Illinois 60670, Attention:
Kenneth W. Mahan (or, if expressly required to be given to it at its London Office, at its address (x) for facsimile at 44-171-903-4148/4607 or (y) for mail and all other deliveries at 1 Triton Square, London, England NW13FN);

or, as to each party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Funding Agent and (in the case of any such notice by any of the Borrowers or the Funding Agent) each other party hereto. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number (if any) specified pursuant to this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; except that notices and communications to any Lender or the Funding Agent pursuant to Article 1, 2 or 7 shall not be effective until received by such Lender or the Funding Agent, as the case may be.

     SECTION 10.03. No Waiver; Remedies. No failure on the part of any Lender or the Funding Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 10.04. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), except as otherwise stated herein.

     SECTION 10.05. Costs and Expenses. (a) The Borrowers jointly and severally agree to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration and enforcement of this Agreement, the Notes and the other documents to be delivered hereunder, any waiver or consent hereunder and any amendment hereof including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel for the Agents with respect thereto and with respect to advising the Agents as to their rights and responsibilities under this Agreement, and all costs and expenses, if any, in connection with the enforcement of this Agreement, the Notes and the other documents to be delivered hereunder. In addition, the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes and the other documents to be delivered hereunder, and agree to save the Agents and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     (b) If, due to any payment, prepayment or conversion made by any Borrower pursuant to Section 2.08, 2.09, 2.11, 2.12, 2.13(c), 2.13(d) or
2.14(e) due to acceleration of the maturity of the Advances to any Borrower pursuant to Section 6.01 or due to any other reason any Lender receives payment of principal of any Eurodollar Advance, Competitive Advance or Swingline Advance other than on the last day of the Interest Period for such Advance or if any Eurodollar Advance is converted other than on the last day of the Interest Period for such Advance, such Borrower shall, upon demand by such Lender, pay to such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, prepayment or conversion, including, without limitation, any loss (including Loss of Anticipated Profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance.

     (c) The Borrowers jointly and severally agree to indemnify and hold harmless the Arrangers, the Agents and each Lender and each of their respective directors, officers and employees (each, an "indemnified person") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against such indemnified person in connection with or arising out of any investigation, litigation, or proceeding related to or in any way involving this Agreement, any Borrowing hereunder or the use or proposed use of any proceeds of any Borrowing; provided that no Borrower shall be liable for any portion of such claims, damages, losses, liabilities, or expenses resulting from such indemnified person's gross negligence or willful misconduct.

     (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the obligations of the Borrowers under this Section shall survive the termination of this Agreement, the termination of the Commitments and Swingline Commitments and/or the payment of the Advances.

     SECTION 10.06. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default (other than an Event of Default as specified in Section 6.01(e)(ii) hereof) and the making of the request or the granting of the consent specified by Section 6.01 to authorize the Funding Agent to declare the Advances due and payable pursuant to the provisions of
Section 6.01 or (ii) the occurrence and during the continuance of an Event of Default as specified in Section 6.01(e)(ii) hereof, each Lender is hereby authorized at any time and from time to time, without notice to any Borrower (any such notice being expressly waived by each Borrower) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note of such Borrower held by such Lender, irrespective of whether or not any such deposit or other obligation is then due and payable or is in the same currency or is booked or otherwise payable at the same office as the obligation against which it is set off and irrespective of whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     SECTION 10.07. Confidentiality. The Lenders are hereby authorized to divulge any information pertaining to this Agreement, the transactions contemplated hereby and the records maintained by the Lenders in connection herewith for the Lenders' own use or to any potential permitted assignee of, or potential permitted participant in, any Advance or when required or requested by any governmental, judicial or regulatory authorities in Canada, the United States, the United Kingdom, Japan, the Cayman Islands or any other jurisdiction to which a Lender is subject.

     SECTION 10.08. Binding Effect; Governing Law. This Agreement shall become effective when all the conditions precedent set forth in Section 3.01 shall have been satisfied, and thereafter shall be binding upon and inure to the benefit of each Borrower, the Arrangers, the Agents and each Lender and their respective successors and assigns. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 10.09. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided, that no Borrower shall have the right to assign its rights or obligations hereunder or any interest therein without the prior written consent of all the Lenders), and all covenants, promises and agreements by or on behalf of the Borrowers which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lenders.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, its Swingline Commitment (if any) and the Advances at the time owing to it and the Notes held by it); provided that (i) the U.S. Borrowers and the Funding Agent must give their prior consent (which consent, in the case of the Funding Agent, shall not be unreasonably withheld and in the case of the U.S. Borrowers shall be in writing), except that if an assignee is an affiliate of a Lender, was a Lender immediately prior to such assignment, or is a Federal Reserve Bank, no such consent shall be required, (ii) unless the U.S. Borrowers otherwise agree, each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement and its Notes, excluding, however, the Lender's rights and obligations with respect to its Swingline Commitment (if any) and any outstanding Competitive Advances or Swingline Advances made by it and its Competitive Notes (which outstanding Competitive Advances and Competitive Notes may, but need not, be assigned in connection with such assignment), (iii) unless the U.S. Borrowers otherwise agree, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Funding Agent) shall be in a minimum principal amount of $20,000,000 and an integral multiple of $5,000,000, (iv) unless the U.S. Borrowers otherwise agree, if any Commitment is to be retained, the amount of the Commitment retained by such assigning Lender shall be not less than $10,000,000, (v) the parties to each such assignment shall execute and deliver to the Funding Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $2,000 and (vi) the assignee under each such assignment shall execute and deliver to the Funding Agent a completed administrative questionnaire in the form provided by the Funding Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Funding Agent (unless the Funding Agent shall have agreed to a lesser number of Business Days), (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender (and, if relevant, a Swingline Bank) hereunder and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of any assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.01(e) or 5.01(g) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Arranger, any Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Funding Agent to take such action as the Funding Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Funding Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Funding Agent shall maintain at its address at which notices are to be given to it pursuant to Section 10.02 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment (and Swingline Commitment, if any) of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Funding Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note subject to such assignment and evidence of the Borrowers' prior written consent (if required), the Funding Agent shall, if it consents to such assignment and if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after receipt of the notice, the Borrowers, at their own expense, shall execute and deliver to the Funding Agent, in exchange for the surrendered Notes, new Notes to the order of such assignee, and, if the assigning Lender has retained any Commitment hereunder, replacement Notes to the order of the assigning Lender. Such new Notes shall be dated as of the date of the original Notes and shall otherwise be in substantially the form of Exhibits A-1 and A-2 hereto.

     (f) Each Lender may without the consent of the Borrowers or the Funding Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it and the Notes held by it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to (A) the cost protection provisions contained in Sections 2.11, 2.13, 2.14(c), 2.16, 2.20 and 10.05(b) and the right of set-off and other rights contained in Sections 10.06 and 10.07 and (B) receive the financial statements referred to in Section 5.01(g) and all other documents and information furnished to the Lenders by or on behalf of the Borrowers, (iv) such Lender shall retain the sole right to approve, without the consent of any participant, any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to a decrease in the amount of principal of or a decrease in the rate of interest payable on the Advances, or an extension of the date fixed for any payment of principal of or interest on the Advances, a decrease in the facility fee or increases in the Commitments and (v) the Borrowers, the Funding Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     (g) The Borrowers consent that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Advance or in any Note evidencing Advances to any Federal Reserve Bank.

     SECTION 10.10. Service of Process. (a) Each Borrower (each a "Submitting Party") (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any of such Borrower's Notes, or the subject matter hereof or thereof, brought by any of the Lenders or the Funding Agent or their successors or assigns, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that is not subject personally to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or its Notes or the subject matter hereof or thereof may not be enforced in or by such court, and (iii) hereby waives any offsets or counterclaims (other than counterclaims related to transactions contemplated by this Agreement) in any such action, suit or proceeding. Each Submitting Party hereby consents to service of process by certified mail at the address to which notices are to be given to it. Each Submitting Party agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Lenders and the Funding Agent. Final judgment against a Submitting Party in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (x) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of a Submitting Party therein described or (y) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided that the Lenders and the Funding Agent may at their option bring suit, or institute other judicial proceedings, against any Submitting Party or any of its assets in any state or federal court of the United States or of any country or place where such Submitting Party or such assets may be found.

     (b) Each Overseas Borrower irrevocably designates and appoints Xerox Corporation, having an office on the date hereof at Xerox Square, 100 Clinton Avenue South, Rochester, New York 14644, Attention: General Counsel, as such Overseas Borrower's authorized agent, to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding referred to in Section 10.10(a) above in any federal or New York State court sitting in New York City. Each Overseas Borrower represents and warrants that such agent has agreed to accept such appointment. Said designation and appointment shall not be revocable by any Overseas Borrower until the Commitments and Swingline Commitments have terminated and all principal, interest and other amounts payable by it hereunder shall have been paid in full in accordance with the provisions hereof. If such agent shall cease to act as agent for any Overseas Borrower, such Overseas Borrower agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Funding Agent.

     (c) Each Overseas Borrower consents to process being served in any suit, action or proceeding referred to in Section 10.10(a) above in any federal or New York State court sitting in New York City by service of process upon its agent appointed as provided in Section 10.10(b) above; provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to such Overseas Borrower at its address specified in or pursuant to Section 10.02. Each Overseas Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Overseas Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, constitute valid and personal service upon and personal delivery to such Overseas Borrower.

     (d) Nothing in this Section shall affect the right of the Funding Agent or any Lender to serve process in any other manner permitted by law or limit the right of the Agent or any Lender to bring proceedings against any Borrower in the courts of any jurisdiction or jurisdictions.

     SECTION 10.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 10.12.  Termination of Existing Revolving Credit Agreements.
Each party hereto which is also a party to any Existing Revolving Credit Agreement (i) agrees that on the Effective Date all commitments of the parties hereto as lenders under such Existing Revolving Credit Agreement shall terminate and (ii) waives any requirement under such Existing Revolving Credit Agreement for any notice of such termination. Xerox agrees that on the Effective Date all amounts outstanding and owing under each Existing Revolving Credit Agreement to each party whose commitment thereunder is being terminated in accordance with the first sentence of this Section 10.12 (including principal, accrued and unpaid interest and fees and any other amounts owing thereunder) shall be paid in full in accordance with the applicable procedures set forth in such Existing Revolving Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               XEROX CORPORATION

                               By: /s/ George R. Roth
                                   Title: Assistant Treasurer


                               XEROX CREDIT CORPORATION

                               By: /s/ George R. Roth
                                   Title: Vice President, Treasurer
                                          and Chief Financial Officer


                               XEROX OVERSEAS HOLDINGS PLC

                               By: /s/ D. N. Man
                                   Title: Director


                               RANK XEROX CAPITAL (EUROPE) PLC

                               By: /s/ D. N. Man
                                   Title: Director


LENDERS:                       THE CHASE MANHATTAN BANK

                               By: /s/ David G. Staples
                                   Title: Vice President


                               CITIBANK, N.A.

                               By: /s/ James M. Walsh
                                   Title: Attorney in Fact


                               THE FIRST NATIONAL BANK OF CHICAGO

                               By: /s/ Tom Dao
                                   Title: Corporate Banking Officer


                               MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                               By: /s/ Diana H. Imhof
                                   Title: Vice President


                               CANADIAN IMPERIAL BANK OF COMMERCE

                               By: /s/ Timothy E. Doyle
                               Title: Managing Director,
                                      CIBC Wood Gundy Securities Corp., as
                                      Agent


                               DEN DANSKE BANK AKTIESELSKAB

                               By: /s/ Mogens Sondergaard
                                   Title: Vice President

                               By: /s/ George B. Wendell
                                   Title: Vice President


                               MARINE MIDLAND BANK

                               By: /s/ William M. Holland
                                   Title: Vice President


                               THE SUMITOMO BANK, LIMITED

                               By: /s/ Kazuyoshi Ogawa
                                   Title: Joint General Manager


                               ABN AMRO BANK N.V.

                               By: /s/ Nancy W. Lanzoni
                                   Title: Group Vice President

                               By: /s/ John M. Kinney
                                   Title: Assistant Vice President


                               BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                               By: /s/ G. Stewart
                               Title: Senior Vice President and Manager


                               BARCLAYS BANK PLC

                               By: /s/ John Giannone
                                   Title: Director


                               DEUTSCHE BANK AG NEW YORK
                               AND/OR CAYMAN ISLANDS BRANCHES

                               By: /s/ Ralf Hoffman
                                   Title: Vice President

                               By: /s/ Andreas Neumeier
                                   Title: Vice President


                               FLEET NATIONAL BANK

                               By: /s/ Kenneth G. Ahrens
                                   Title: Senior Vice President


                               PNC BANK, NATIONAL ASSOCIATION

                               By: /s/ Donald V. Davis
                                   Title: Vice President


                               ROYAL BANK OF CANADA

                               By: /s/ John M. Crawford
                                   Title: Senior Manager


                               NATIONSBANK, N.A.

                               By: /s/ Marcus A. Boyer
                                   Title: Senior Vice President


                               BANKBOSTON, N.A.

                               By: /s/ Deborah Hunter Mills
                                   Title: Director


                               THE SANWA BANK LIMITED

                               By: /s/ Stephen C. Small
                                  Title: Vice President and Area Manager


                               BIKUBEN GIROBANK A/S

                               By: /s/ Jorgen Blaunfeldt
                                   Title: First Vice President

                               By: /s/ Claus Stenderup
                                   Title: Vice President


                               THE SAKURA BANK, LIMITED

                               By: /s/ Yasumasa Kikuchi
                                   Title: Senior Vice President


                               BANCO SANTANDER S.A., NEW YORK BRANCH

                               By: /s/ D. Rodriguez
                                   Title: Vice President

                               By: /s/ Robert E. Schlegel
                                   Title: Vice President
                                   Manager-Corporate Banking,Banco Santander


                               BANK OF MONTREAL

                               By: /s/ Brian L. Banke
                                   Title: Director


                               CREDIT SUISSE FIRST BOSTON

                               By: /s/ Lynn Allegaert
                                  Title: Vice President

                               By: /s/ Kristin Lepri
                                   Title: Associate


                               THE DAI-ICHI KANGYO BANK, LIMITED

                               By: /s/ Andreas Panteli
                                   Title: Vice President


                               THE FUJI BANK, LIMITED, NEW YORK BRANCH

                               By: /s/ Raymond Ventura
                                   Title: Vice President and Manager


                               GENERALE BANK, NEW YORK BRANCH

                               By: /s/ E. Matthews
                                   Title: Senior Vice President

                               By: /s/ P. Pollaert
                                   Title: Senior Vice President


                               KREDIETBANK N.V.

                               By: /s/ Robert M. Surdam, Jr.
                                   Title: Vice President

                               By: /s/ Robert Snauffer
                                   Title: Vice President


                               THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                               NEW YORK BRANCH

                               By: /s/ Masanori Shoji
                                   Title: Deputy General Manager


                               NATIONAL AUSTRALIA BANK, LIMITED
                               (A.C.N. 004044937)

                               By: /s/ T. F. Kilfoyle
                                   Title: Vice President


                               UNIBANK A/S

                               By: /s/ Thomas P. Hickey
                                   Title: Vice President

                               By: /s/ Henrik M. Steffensen
                                   Title: First Vice President


                               UNION BANK OF SWITZERLAND, NEW YORK BRANCH


                               By: /s/ Paula Mueller
                                   Title: Vice President

                               By: /s/ Mary V. Turnbach
                                   Title: Assistant Treasurer


                               BANCO EXTERIOR DE ESPANA S.A., NEW YORK BRANCH

                               By: /s/ Augusto Godoy
                                   Title: General Manager


                               BANCA COMMERCIALE ITALIANA - NEW YORK BRANCH

                               By: /s/ Charles Dougherty
                                   Title: Vice President

                               By: /s/ T. Gallonetto
                               Title: Assistant Vice President


                               ISTITUTO BANCARIO SAN PAOLO DI TORINO SPA

                               By: /s/ Wendell Jones
                                   Title: Vice President

                               By: /s/ Ettore Viazzo
                                   Title: Vice President


                               THE YASUDA TRUST AND BANKING CO., LTD.
                               NEW YORK BRANCH

                               By: /s/ Rohn Laudenschlager
                                   Title: Senior Vice President


                               BANCA DI ROMA - NEW YORK BRANCH

                               By: /s/ Ralph Riehle
                                   Title: First Vice President

                               By: /s/ Amedeo Ianniccari
                                   Title: Assistant Vice President


                               BANCA MONTE DEI PASCHI DI SIENA SPA

                               By: /s/ G. Natalicchi
                                   Title: Senior Vice President and
                                          General Manager

                               By: /s/ Brian R. Landy
                                   Title: Vice President


                               BANK OF AMERICA NT & SA

                               By: /s/ David Noda
                                   Title: Vice President


                               THE BANK OF NEW YORK

                               By: /s/ Kenneth P. Sneider, Jr.
                                   Title: Vice President


                               BANQUE NATIONALE DE PARIS

                               By: /s/ Richard L. Sted
                                   Title: Senior Vice President

                               By: /s/ Thomas George
                                   Title: Vice President
                                          Corporate Banking Division


                               BAYERISCHE LANDESBANK GIROZENTRALE,
                               CAYMAN ISLANDS BRANCH

                               By: /s/ Peter Obermann
                                   Title: Senior Vice President

                               By: /s/ Alexander Kohnert
                                   Title: Vice President


                               CAISSE NATIONALE DE CREDIT AGRICOLE

                               By: /s/ John McCloskey
                                   Title: Vice President


                               THE INDUSTRIAL BANK OF JAPAN, LIMITED

                               By: /s/ J. Kenneth Biegen
                                   Title: Senior Vice President


                               NORDDEUTSCHE LANDESBANK GIROZENTRALE
                               NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH

                               By: /s/ Stephanie Finnen
                                   Title: Vice President

                               By: /s/ Stephen K. Hunter
                                   Title: Senior Vice President


                               STANDARD CHARTERED BANK

                               By: /s/ Kristina McDavid
                                   Title: Vice President

                               By: /s/ Lalita Vadhri
                                   Title: Assistant Vice President


                               STATE STREET BANK AND TRUST COMPANY

                               By: /s/ Monica M. Sheehan
                                   Title: Vice President


                               THE TOKAI BANK, LIMITED, NEW YORK BRANCH

                               By: /s/ Kaoru Oda
                                   Title: Assistant General Manager


                               WACHOVIA BANK, N.A.

                               By: /s/ William C. Christie
                                   Title: Senior Vice President


                               WESTDEUTSCHE LANDESBANK GIROZENTRALE -
                               NEW YORK BRANCH

                               By: /s/ Cynthia M. Niesen
                                   Title: Managing Director

                               By: /s/ Thomas Lee
                                   Title: Associate


                               BANKERS TRUST COMPANY

                               By: /s/ Gregory P. Shefrin
                                   Title: Vice President


                               CREDIT COMMERCIAL DE FRANCE

                               By: /s/ Gabor J. Csordas
                                  Title: Senior Vice President

                               By: /s/ Steven Broad
                                   Title: SVD


                               FIRST HAWAIIAN BANK

                               By: /s/ Scott Nahme
                                   Title: Assistant Vice President


                               ING BANK N.V.

                               By: /s/ Edna Allen
                                   Title: Senior Manager, Corporate
                                          Banking and Structured Finance

                               By: /s/ Samantha De Foubert
                                   Title:  Account Manager


                               NATEXIS BANQUE

                               By: /s/ Jean Y. Richard
                                   Title: Senior Vice President - Deputy
                                          General Manager - USA

                               By: /s/ John Rigo
                                   Title: Assistant Vice President


                               THE NIKKO BANK (UK) PLC

                               By: /s/ P. Walton
                                   Title: Chief Credit Officer
                               By: /s/ Y. Yamamoto
                                   Title: Deputy Chief Credit Officer


                               SUNTRUST BANK, ATLANTA

                               By: /s/ May M. Smith
                               Title: Assistant Vice President

                               By: /s/ Craig W. Farnsworth
                                   Title: Vice President & Manager


                               SVENSKA HANDELSBANKEN

                               By: /s/ Ralph C. Daloisio
                                   Title: Vice President

                               By: /s/ Geoffrey Walker
                                   Title: Senior Vice President


AGENTS: MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent

                               By: /s/ Diana H. Imhof
                                   Title: Vice President


                               THE FIRST NATIONAL BANK OF CHICAGO,
                               as Administrative Agent and Funding Agent

                               By: /s/ Tom Dao
                                   Title: Corporate Banking Officer


                               THE CHASE MANHATTAN BANK,
                               as Co-Syndication Agent

                               By: /s/ David G. Staples
                                   Title: Vice President


                               CITIBANK, N.A., as Co-Syndication Agent

                               By: /s/ James M. Walsh
                                   Title: Attorney-in-fact


ARRANGERS:                     CHASE SECURITIES INC., as Arranger

                               By: /s/ Thomas M. Canning
                                   Title: Managing Director


                               CITICORP SECURITIES, INC., as Arranger

                               By: /s/ James M. Walsh
                                   Title: Managing Director


                               FIRST CHICAGO CAPITAL MARKETS, INC.,
                               as Arranger

                               By: /s/ Randall L. Faust
                                   Title: Vice President


                               J.P. MORGAN SECURITIES INC., as Arranger

                               By: /s/ David A. Nass, Jr.
                                   Title: Vice President











                                                                    SCHEDULE 1


                                PRICING SCHEDULE


     The "Applicable LIBO Margin" and "Facility Fee Rate" for any day are the respective rates per annum set forth below in the applicable row under the column corresponding to the Pricing Level that applies on such day:


              Level I   Level II   Level III   Level IV   Level V   Level VI

Applicable
LIBO Margin    .125%     .130%       .150%       .175%      .225%     .300%

Facility       .055%     .060%       .065%       .075%      .100%     .200%
Fee Rate


     For purposes of this Schedule, the following terms have the following meanings:

     "Level I Pricing" applies on any day if on such day Xerox' Long-Term Securities are rated either AA- or higher (or the equivalent) by S&P or Aa3 or higher (or the equivalent) by Moody's.

     "Level II Pricing" applies on any day if on such day (i) Xerox' Long-Term Securities are rated either A+ or higher (or the equivalent) by S&P or A1 or higher (or the equivalent) by Moody's and (ii) Level I Pricing does not apply.

     "Level III Pricing" applies on any day if on such day (i) Xerox' Long-Term Securities are rated either A- or higher (or the equivalent) by S&P or A3 or higher (or the equivalent) by Moody's and (ii) no lower Pricing Level applies.

     "Level IV Pricing" applies on any day if on such day (i) Xerox' Long-Term Securities are rated either BBB+ or higher (or the equivalent) by S&P or Baa1 or higher (or the equivalent) by Moody's and (ii) no lower Pricing Level applies.

     "Level V Pricing" applies on any day if on such day (i) Xerox' Long-Term Securities are rated BBB- or higher (or the equivalent) by S&P or Baa3 or higher (or the equivalent) by Moody's and (ii) no lower Pricing Level applies.

     "Level VI Pricing" applies on any day if on such day no other Pricing Level applies.

     "Moody's" means Moody's Investors Service, Inc., a Delaware corporation.

     "Pricing Level" refers to the determination of which of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing or Level VI Pricing applies on any day. Pricing Levels are ranked in ascending order, with Level I Pricing being the lowest Pricing Level and Level VI Pricing being the highest Pricing Level.

     "S&P" means Standard & Poor's Ratings Services.

     The ratings to be utilized for purposes of this Pricing Schedule are those assigned to the senior unsecured long-term debt securities of Xerox without third-party credit enhancement (the "Long-Term Securities"), and any rating assigned to any other debt security of Xerox shall be disregarded. The rating in effect on any day is the rating in effect at the close of business on such day. For purposes of determining the relevant Pricing Level: (i) if on any day the rating of any Long-Term Securities by Moody's shall be higher or lower than the comparable rating by S&P by two or more rating levels (it being understood that for these purposes an S&P rating of A+ is comparable to a Moody's rating of A1, an S&P rating of A is comparable to a Moody's rating of A2, and so forth), then the rating of such Long-Term Securities by each of Moody's and S&P shall be deemed to be the comparable Moody's and S&P ratings at the midpoint between the two actual ratings, or, if there shall be no rating at the midpoint, the next higher rating from the midpoint between the two actual ratings. For example, if such Long-Term Securities are rated BBB by S&P and Ba1 by Moody's, such Long-Term Securities shall be deemed to be rated BBB- by S&P and Baa3 by Moody's; and if such Long-Term Securities are rated BBB+ by S&P and Ba1 by Moody's, such debt securities shall be deemed to be rated BBB by S&P and Baa2 by Moody's.











                                                                   SCHEDULE 2


COMMITMENTS

LENDERS                                                      COMMITMENT

The Chase Manhattan Bank                                   $375,000,000.00
Citibank, N.A.                                              375,000,000.00
The First National Bank of Chicago                          375,000,000.00
Morgan Guaranty Trust Company of New York                   375,000,000.00
Canadian Imperial Bank of Commerce                          270,000,000.00
Den Danske Bank Aktieselskab                                270,000,000.00
Marine Midland Bank                                         270,000,000.00
The Sumitomo Bank, Limited                                  270,000,000.00
ABN Amro Bank N.V.                                          200,000,000.00
Bank of Tokyo-Mitsubishi Trust Company                      200,000,000.00
Barclays Bank plc                                           200,000,000.00
Deutsche Bank AG New York and/or Cayman Islands Branche     200,000,000.00
Fleet National Bank                                         200,000,000.00
PNC Bank, National Association                              200,000,000.00
Royal Bank of Canada                                        200,000,000.00
NationsBank, N.A.                                           170,000,000.00
BankBoston, N.A.                                            150,000,000.00
The Sanwa Bank Limited                                      150,000,000.00
Bikuben Girobank A/S                                        125,000,000.00
The Sakura Bank, Limited                                    125,000,000.00
Banco Santander S.A., New York Branch                       100,000,000.00
Bank of Montreal                                            100,000,000.00
Credit Suisse First Boston                                  100,000,000.00
The Dai-Ichi Kangyo Bank, Limited                           100,000,000.00
The Fuji Bank, Limited, New York Branch                     100,000,000.00
Generale Bank, New York Branch                              100,000,000.00
Kredietbank N.V.                                            100,000,000.00
The Long-Term Credit Bank of Japan, Ltd.
   New York Branch                                          100,000,000.00
National Australia Bank, Limited
   (A.C.N. 004044937)                                       100,000,000.00
Unibank A/S                                                 100,000,000.00
Union Bank of Switzerland, New York Branch                  100,000,000.00
Banco Exterior de Espana S.A., New York Branch               75,000,000.00
Banca Commerciale Italiana - New York Branch                 75,000,000.00
Istituto Bancario San Paolo di Torino SpA                    75,000,000.00
The Yasuda Trust and Banking Co., Ltd. New York Branch       75,000,000.00
Banca di Roma - New York Branch                              50,000,000.00
Banca Monte dei Paschi di Siena SpA                          50,000,000.00
Bank of America NT & SA                                      50,000,000.00
The Bank of New York                                         50,000,000.00
Banque Nationale de Paris                                    50,000,000.00
Bayerische Landesbank Girozentrale,
   Cayman Islands Branch                                     50,000,000.00
Caisse Nationale de Credit Agricole                          50,000,000.00
The Industrial Bank of Japan, Limited                        50,000,000.00
Norddeutsche Landesbank Girozentrale New York Branch
   and/or Cayman Islands Branch                              50,000,000.00
Standard Chartered Bank                                      50,000,000.00
State Street Bank and Trust Company                          50,000,000.00
The Tokai Bank, Limited, New York Branch                     50,000,000.00
Wachovia Bank, N.A.                                          50,000,000.00
Westdeutsche Landesbank Girozentrale - New York Branch       50,000,000.00
Bankers Trust Company                                        25,000,000.00
Credit Commercial de France                                  25,000,000.00
First Hawaiian Bank                                          25,000,000.00
ING Bank N.V.                                                25,000,000.00
Natexis Banque                                               25,000,000.00
The Nikko Bank (UK) plc                                      25,000,000.00
SunTrust Bank, Atlanta                                       25,000,000.00
Svenska Handelsbanken                                        25,000,000.00

Total                                                    $7,000,000,000.00











                                                                  SCHEDULE 3


                           SWINGLINE COMMITMENTS


             French Franc                                French Franc
            Swingline Bank                            Swingline Commitment

Banque Nationale de Paris                                $ 50,000,000

Credit Agricole                                          $ 50,000,000

                               TOTAL:                    $100,000,000


              Sterling                                     Sterling
            Swingline Bank                            Swingline Commitment

The Chase Manhattan Bank                                 $ 50,000,000

Citibank, N.A.                                           $ 50,000,000

The First National Bank of Chicago                       $ 50,000,000

Morgan Guaranty Trust Company of New York                $ 50,000,000

                               TOTAL:                    $200,000,000












                                                                  SCHEDULE 4


                         RESTRICTED SUBSIDIARIES
                         AS OF SEPTEMBER 30, 1997


                       Xerox Credit Corporation
                       Xerox Overseas Holdings PLC
                       Lyell Holdings Limited
                       Rank Xerox Limited
                       Rank Xerox Holding B.V.
                       Rank Xerox Manufacturing (Nederland) B.V.
                       Xerox do Brazil Ltda.
                       Xerox Canada Inc.
                       Xerox Canada Ltd.
                       Xerox Mexicana S.A. de C.V.


Xerox intends to change the names of these Restricted Subsidiaries so that the word "Rank" is deleted from their names.











                                                                 EXHIBIT  A-1


                           FORM OF REVOLVING CREDIT NOTE



                                                Dated:                  ,



     FOR VALUE RECEIVED, the undersigned, [Name of Borrower], a [           ]
corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of
            (the "Lender"), on the Termination Date, the principal amount of each Contractual Advance made by the Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined). As used herein, the terms "Termination Date" and "Contractual Advance" have the meanings specified in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of each Contractual Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America and in same day funds to the order of the Lender at the office of The First National Bank of Chicago (the "Funding Agent"), 1 First National Plaza, Chicago, Illinois 60670, as notified from time to time by the Lender to the Borrower. Each Contractual Advance made by the Lender to the Borrower pursuant to the Credit Agreement, the respective type thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note, provided that the failure of the Lender to do so shall not affect the obligations of the Borrower hereunder.

This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of October 22, 1997 (as in effect from time to time, the "Credit Agreement"), among Xerox Corporation, Xerox Credit Corporation, the Overseas Borrowers from time to time party thereto, the Lender and certain other lenders parties thereto and the Arrangers and Agents named therein. The Credit Agreement, among other things, (i) provides for the making of Contractual Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount provided for therein, the indebtedness of the Borrower resulting from each such Contractual Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                       [NAME OF BORROWER]


                                       By:
                                          Title:










                                ADVANCES AND
                            PAYMENTS OF PRINCIPAL


                                        Amount of         Unpaid
        Amount of       Type of       Principal Paid     Principal   Notation
 Date    Advance        Advance         or Prepaid        Balance     Made By




















                                                                   EXHIBIT A-2


                           FORM OF COMPETITIVE NOTE


                                                    Dated:               ,


     FOR VALUE RECEIVED, the undersigned, [Name of Borrower], a [           ]
corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of
(the "Lender") the principal amount of each Competitive Advance made by the Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined), on the last day of the Interest Period for such Competitive Advance. As used herein the terms "Competitive Advance" and "Interest Period" have the meanings specified in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of each Competitive Advance from the date of such Advance until such principal amount is paid in full, at such interest rates and in such currency, and payable at such times, as are determined in accordance with the Credit Agreement.

     Both principal and interest are payable (i) if in Dollars, in lawful money of the United States of America and in same day funds to the order of the Lender at the office of The First National Bank of Chicago (the "Funding Agent"), 1 First National Plaza, Chicago, Illinois 60670, as notified from time to time by the Lender to the Borrower or (ii) if in an Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency at the place specified for payment thereof pursuant to the Credit Agreement. Each Competitive Advance made by the Lender to the Borrower pursuant to the Credit Agreement and the maturity thereof, and, in the case of Alternative Currency Advances, the currency thereof, and all payments made on account of principal hereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note, provided that the failure of the Lender to do so shall not affect the obligations of the Borrower hereunder.

     This Promissory Note is one of the Competitive Notes referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of October 22, 1997 (as in effect from time to time, the "Credit Agreement"), among Xerox Corporation, Xerox Credit Corporation, the Overseas Borrowers from time to time party thereto, the Lender and certain other lenders parties thereto and the Arrangers and Agents named therein. The Credit Agreement, among other things, (i) provides for the making of Competitive Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount provided for therein, the indebtedness of the Borrower resulting from each such Competitive Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                   [NAME OF BORROWER]


                                   By:
                                      Title:






                              ADVANCES, MATURITIES,
                            AND PAYMENTS OF PRINCIPAL



                                            Amount of
                                            Principal     Unpaid
       Amount of  Maturity of  Currency of   Paid or     Principal    Notation
Date   Advance      Advance      Advance     Prepaid      Balance     Made By
















































                                                                   EXHIBIT B-1



                              NOTICE OF BORROWING
                           (pursuant to Section 2.01)



                                                                   [Date]


To The First National Bank of Chicago
as Funding Agent under the Credit
Agreement referred to below

Gentlemen:

     Reference is made to the Revolving Credit Agreement dated as of October 22, 1997 (as in effect from time to time, the "Credit Agreement") among Xerox Corporation, Xerox Credit Corporation, the Overseas Borrowers party thereto, the Lenders party thereto and the Arrangers and Agents named therein. Terms defined in the Credit Agreement are used herein as therein defined.

     The undersigned, [name of Borrower], hereby gives you notice pursuant to
Section 2.01 of the Credit Agreement that the undersigned hereby confirms its request for a Borrowing under Section 2.01 of the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.01(d) of the Credit
Agreement:

     (a)  The requested Business Day of the Proposed Borrowing is            ,
      ;

     (b) The Type of Advances comprising the Proposed Borrowing is [Eurodollar Advances] [Alternate Base Rate Advances];

     (c)  The aggregate amount of the Proposed Borrowing is $             ;

     (d)  The Interest Period for each Eurodollar Advance made as part of the
proposed Borrowing is      months; and

     (e) Each Advance made as part of the Proposed Borrowing is to be made available to us by depositing the amount thereof in same day funds into our
account (no.          ) at The First National Bank of Chicago.

     The Borrower hereby affirms as of the date of the Proposed Borrowing the representations and warranties made in the Credit Agreement to the extent specified in Section 3.02 thereof.

                                      Very truly yours,

                                      [NAME OF BORROWER]



                                      By:
                                         Title:











                                                                 EXHIBIT B-2

                          NOTICE OF INTEREST RATE ELECTION
                             (pursuant to Section 2.06)


                                                                 [Date]


To The First National Bank of Chicago
as Funding Agent under the Credit
Agreement referred to below

Gentlemen:

     Reference is made to the Revolving Credit Agreement dated as of October 22, 1997 (as in effect from time to time, the "Credit Agreement") among Xerox Corporation, Xerox Credit Corporation, the Overseas Borrowers party thereto, the Lenders party thereto and the Arrangers and Agents named therein. Terms defined in the Credit Agreement are used herein as therein defined.

     The undersigned, [name of Borrower], hereby gives you notice that the undersigned makes the following election pursuant to Section 2.06 of the Credit Agreement:

     (a) This notice applies to the following Group of Contractual Advances outstanding to the undersigned:

                     Current Aggregate Amount       $

                     First Day of Current
                     Interest Period

                     Last Day of Current
                     Interest Period

     (b)  [The Advances]  [$          aggregate principal amount of the
Advances] comprising such Group of Contractual Advances are to be [converted to Alternate Base Rate Advances] [converted to Eurodollar Advances with an
initial Interest Period of      months] [continued as Eurodollar Advances for
an additional Interest Period of      months].

     (c)  The remaining $            aggregate principal amount of the
Advances comprising such Group of Contractual Advances are to be [converted to Alternate Base Rate Advances] [converted to Eurodollar Advances with an
initial Interest Period of      months] [continued as Eurodollar Advances for
an additional Interest Period of      months].]

     (d)  Such [conversion][continuation] shall be effective on             ,
       , which date complies with the provisions of Section 2.06(a).

                                      Very truly yours,

                                      [NAME OF BORROWER]


                                      By:

                                         Title:











                                                                  EXHIBIT B-3


                           NOTICE OF SWINGLINE BORROWING
                             (pursuant to Section 2.02)


                                                                  [Date]


To The First National Bank of Chicago
as the Funding Agent under the
Credit Agreement referred to below

Gentlemen:

     Reference is made to the Revolving Credit Agreement dated as of October 22, 1997 (as in effect from time to time, the "Credit Agreement") among Xerox Corporation, Xerox Credit Corporation, the Overseas Borrowers party thereto, the Lenders party thereto and the Arrangers and Agents named therein. Terms defined in the Credit Agreement are used herein as therein defined.

     The undersigned, [name of Borrower], hereby confirms its request for a [Sterling][French Franc] Swingline Borrowing under Section 2.02 of the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(d) of the Credit Agreement:

     (a)  The requested Business Day of the Proposed Borrowing is            ,
      ;

     (b)  The aggregate amount of the Proposed Borrowing is [GBP][  ]          ;

     (c)  The Interest Period for each Swingline Advance to be made as part of
the Proposed Borrowing is       days; and

     (d) Each Advance made as part of the Proposed Borrowing is to be made available to us by wiring or otherwise transferring the amount thereof in same
day funds into our account (no.          ) at                        .

     The Borrower hereby affirms as of the date of the Proposed Borrowing the representations and warranties made in the Credit Agreement to the extent specified in Section 3.02 thereof.

                                      Very truly yours,

                                      [NAME OF BORROWER]


                                      By:
                                         Title:










                                                                  EXHIBIT B-4


                        FORM OF COMPETITIVE BID REQUEST


                                                                 [Date]

To The First National Bank of Chicago,
as Funding Agent under the
Credit Agreement referred to below

Dear Sirs:

     Reference is made to the Revolving Credit Agreement dated as of October 22, 1997 (as in effect from time to time, the "Credit Agreement") among Xerox Corporation, Xerox Credit Corporation, the Overseas Borrowers party thereto, the Lenders party thereto and the Arrangers and Agents named therein. Terms defined in the Credit Agreement are used herein as therein defined.

     The undersigned,                           (the "Borrower"), hereby
gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing

(B)  Currency of Competitive Borrowing

(C)  Aggregate Amount of Competitive Borrowing1

(D)  Interest rate basis2

(E)  Duration of Interest Period3

(F)  Last day of Interest Period

Each Advance made as part of the foregoing Competitive Borrowing is to be made available to us by wiring or otherwise transferring the amount thereof in same
day funds into our account (no.          ) at                              .

     Upon acceptance of any or all of the Advances offered by Lenders in response to this request, the Borrower shall be deemed to affirm as of such date the representations and warranties made in the Credit Agreement to the extent specified in Section 3.02 thereof.

                                    Very truly yours,

                                    [NAME OF BORROWER]


                                    By:
                                       Title:
                                             [Responsible Officer]

1 An integral multiple of 1,000,000 units of the relevant currency and not less than $25,000,000 in Dollar Amount.
2   LIBOR Competitive Advance or Fixed Rate Competitive Advance
3 Number of months in the case of a LIBOR Competitive Advance or 7-360 days in the case of a Fixed Rate Competitive Advance.











                                                                   EXHIBIT C

                     FORM OF NOTICE OF COMPETITIVE BID REQUEST

                                                                  [Date]

[Name of Lender]
[Address]
Attention:

Dear Sirs:

     Reference is made to the Revolving Credit Agreement, dated as of October 22, 1997 (as in effect from time to time, the "Credit Agreement"), among Xerox Corporation, Xerox Credit Corporation, the Overseas Borrowers from time to time party thereto, the Lenders party thereto and the Arrangers and Agents named therein. Capitalized terms used herein and not defined have the meanings assigned to such terms in the Credit Agreement.

     The Borrower identified below (the "Borrower") made a Competitive Bid
Request on              ,      pursuant to Section 2.03(b) of the Credit
Agreement, and in that connection you are invited to submit a Competitive Bid
by   [Date]   [Time1].  Your Competitive Bid must comply with Section 2.03(c)
of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Name of Borrower

(B)  Date of Competitive Borrowing

(C)  Currency of Competitive Borrowing

(D)  Aggregate Amount of Competitive Borrowing

(E)  Interest rate basis

(F)  Duration of Interest Period

(G)  Last day of Interest Period

The Borrower has specified that each Advance made as part of the foregoing Competitive Borrowing is to be made available to the Borrower by wiring or otherwise transferring the amount thereof in same day funds into its account
(no.          ) at                       .

                                       Very truly yours,

                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO, as Funding Agent for
                                       the Lenders


                                       By:
                                          Title:

1 The Competitive Bid must be received by the Funding Agent (i) at its Chicago Office, (w) in the case of LIBOR Competitive Advances in an Alternative Currency, not later than 9:30 a.m., Chicago time, four Business Days before a proposed Competitive Borrowing, (x) in the case of LIBOR Competitive Advances in Dollars, not later than 9:30 a.m., Chicago time, three Business Days before a proposed Competitive Borrowing, and (z) in the case of Fixed Rate Competitive Advances in Dollars, not later than 9:15 a.m., Chicago time, on the date of a proposed Competitive Borrowing; and (ii) at its London Office, in the case of Fixed Rate Competitive Advances in an Alternative Currency, not later than 9:15 a.m. (London time) on the date of a proposed Competitive Borrowing.










                                                                   EXHIBIT D

                            FORM OF COMPETITIVE BID


                                                                   [Date]

To The First National Bank of Chicago,
as Funding Agent under the
Credit Agreement referred to below

Dear Sirs:

     Reference is made to the Revolving Credit Agreement dated as of October 22, 1997 (as in effect from time to time, the "Credit Agreement") among Xerox Corporation, Xerox Credit Corporation, the Overseas Borrowers party thereto, the Lenders party thereto and the Arrangers and Agents named therein. Terms defined in the Credit Agreement are used herein as therein defined.

     The undersigned, [Name of Lender], hereby makes a Competitive Bid pursuant to Section 2.03(c) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower identified below (the "Borrower")
on             ,      , and in that connection sets forth below the terms on
which such Competitive Bid is made:

(A)  Name of Borrower

(B)  Date of Borrowing

(C)  Duration of Interest Period

(D)  Currency

(E)  Maximum Principal Amount1

(F)  Competitive Bid Rate2

     The undersigned hereby confirms that it is prepared to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with
Section 2.03(e) of the Credit Agreement.

                                        Very truly yours,

                                       [NAME OF LENDER]


                                       By:
                                          Title:


1 An integral multiple of 1,000,000 units of the relevant currency and not less than $5,000,000 in Dollar Amount.
2  i.e., LIBO + or -     % in the case of a LIBOR Competitive Advance or     %
in the case of a Fixed Rate Competitive Advance. Bids must include reserves and any other applicable costs.










                                                                   EXHIBIT E-1


                       OPINION OF U.S. COUNSEL FOR THE BORROWERS


                                                              [Effective Date]

To the Lenders and Agents
parties to the Credit Agreement
referred to below

                              XEROX CORPORATION
                           XEROX CREDIT CORPORATION
                          XEROX OVERSEAS HOLDINGS PLC
                        RANK XEROX CAPITAL (EUROPE) PLC

Gentlemen:

     This opinion is furnished to you pursuant to Section 3.01(d) of the Revolving Credit Agreement, dated as of October 22, 1997 (the "Credit Agreement"), among Xerox Corporation ("Xerox"), Xerox Credit Corporation ("XCC" and together with Xerox, the "U.S. Borrowers"), the Overseas Borrowers from time to time party thereto, the Lenders party thereto and the Arrangers and Agents named therein. Terms defined in the Credit Agreement are used herein as therein defined. The term "Credit Agreement" includes, without limitation, the guaranty by Xerox in Article 9 thereof and the term "U.S. Borrower" includes Xerox in its capacity as guarantor thereunder.

     I have acted as counsel for the U.S. Borrowers and for Xerox Overseas and Xerox Capital (Europe) (the "Initial Overseas Borrowers", and, together with the U.S. Borrowers, the "Borrowers") in connection with the preparation, execution and delivery of the Credit Agreement and the Notes of each Borrower delivered on the date hereof.

     In that connection, either I or other lawyers in the Office of General Counsel of Xerox who report directly or indirectly to me have examined:

     (a)  The Credit Agreement;

     (b)  The Notes of the Borrowers delivered on the date hereof;

     (c) The documents furnished pursuant to Section 3.01(b) and (c) of the Credit Agreement, which include the following:

          (i) Certified copies of (y) the resolutions of the Board of Directors of the U.S. Borrowers approving the Credit Agreement and the Notes of the U.S. Borrowers and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Credit Agreement and the Notes of the U.S. Borrowers; and

          (ii) A certificate of the Secretary or an Assistant Secretary of the U.S. Borrowers, certifying the names and true signatures of the officers of such U.S. Borrowers authorized to sign the Credit Agreement and the Notes of the U.S. Borrowers and other documents to be delivered by such Borrowers under the Credit Agreement;

     (d) The charters of the U.S. Borrowers and all amendments thereto (the "Charters");

     (e) The by-laws of the U.S. Borrowers and all amendments thereto (the "By-Laws"); and

     (f) Such other documents, agreements and instruments, and such laws, rules, regulations, orders, decrees, writs, judgments, awards, injunctions, and the like, as I have deemed necessary as a basis for the opinions hereinafter expressed.

     In my examination of the documents referred to above, I have assumed the authenticity of all such documents submitted to me as originals, the genuineness of all signatures (other than signatures of the U.S. Borrowers), and the conformity to the originals of such documents submitted to me as copies. I have relied, as to factual matters, on the documents I have examined. I also have assumed that the Lenders, the Arrangers and the Agents each has duly executed and delivered, pursuant to due authorization, the Credit Agreement.

     Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the opinion that:

     (a) Each of the U.S. Borrowers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in all jurisdictions where the nature of its properties or business so requires, except for jurisdictions where the failure to so qualify would not have a material adverse effect on such Borrower or its business.

     (b) The execution, delivery and performance by each U.S. Borrower of the Credit Agreement and such Borrower's Notes are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its Charter or By-Laws, (ii) any law, rule or regulation or, to the best of my knowledge after due inquiry, any order, decree, writ, judgment, award, injunction or similar legal restriction applicable to such Borrower, or (iii) to the best of my knowledge after due inquiry, any contractual restriction contained in any indenture, loan or credit agreement, guaranty, mortgage, deed of trust, bond, note, or other agreement or instrument which binds or affects or purports to bind or affect such Borrower. The Credit Agreement and each U.S. Borrower's Notes have been duly executed and delivered by such Borrower.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any U.S. Borrower of the Credit Agreement or such Borrower's Notes (other than those which have been duly obtained or made and are in full force and effect).

     (d) The Credit Agreement and each Borrower's Notes are the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

     (e) There is no pending or, to the best of my knowledge after due inquiry, threatened action or proceeding affecting either U.S. Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which would be likely to have a material adverse effect on such Borrower's ability to perform its obligations under the Credit Agreement or such Borrower's Notes or which is likely to affect the legality, validity or enforceability against such Borrower of the Credit Agreement or such Borrower's Notes.

     (f) No Borrower is (i) an "investment company" as defined in the Investment Company Act of 1940 or (ii) to the best of my knowledge after due inquiry, engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) except in compliance with all Regulations issued by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U and X thereof.

My opinions above are subject to the following qualifications:

     (a) My opinion is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (b) I express no opinion as to Section 10.10(b) of the Credit Agreement insofar as it relates to an action brought in the United States District Court for the Southern District of New York and note that such matters may be raised by such court.

     (c) I express no opinion as to any indemnification obligations of the Borrowers under the Credit Agreement to the extent such obligations might be deemed to be inconsistent with public policy.

     (d) I express no opinion as to the provisions of Section 10.09(f) of the Credit Agreement purporting to grant a right of setoff to Participants.

     (e) I express no opinion as to any provision of the Credit Agreement that purports to establish an evidentiary standard for determination by the Lenders or the Agents.

     (f) I am qualified to practice law in the State of New York and do not purport to be an expert on, or to express any opinion herein concerning, any law other than the law of the State of New York, the general corporate law of the State of Delaware and the Federal law of the United States. Without limiting the generality of the foregoing, I express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought which limits the rates of interest legally chargeable or collectible.

                                       Very truly yours,











                                                                   EXHIBIT E-2

                    OPINION OF COUNSEL FOR THE OVERSEAS BORROWERS


[                                                              Effective Date]

To the Lenders and Agents
parties to the Credit Agreement
referred to below

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 3.01(d) of the Revolving Credit Agreement, dated as of October 22, 1997 (the "Credit Agreement"), among Xerox Corporation ("Xerox"), Xerox Credit Corporation ("XCC"), Xerox Overseas Holdings PLC ("Xerox Overseas") and Rank Xerox Capital (Europe) PLC ("Xerox Capital (Europe)"), and, together with Xerox Overseas, (the "Overseas Borrowers"). Terms defined in the Credit Agreement are used herein as therein defined.

I am the Company Secretary of Rank Xerox Limited, a private limited company incorporated under the laws of England and Wales, and a Barrister in England and have acted as English legal adviser to the Overseas Borrowers in connection with the preparation, execution and delivery of the Credit Agreement and the Notes of each such Borrower delivered on the date hereof.

In that connection, I have examined:

(a)  The Credit Agreement;

(b)  The Notes of the Overseas Borrowers delivered on the date hereof;

(c) The documents furnished pursuant to Section 3.01(b) and (c) of the Credit Agreement, which include the following:

     (i) certified copies of the resolutions of the Board of Directors of each Overseas Borrower approving the Credit Agreement and the Notes of such Overseas Borrower;

     (ii) signed copies of a certificate of the Secretary or an Assistant Secretary of each Overseas Borrower, certifying the names and true signatures of specimens thereof of the officers of such Overseas Borrower who are authorised, on behalf of such Overseas Borrower, to sign the Credit Agreement, the Notes of such Overseas Borrower and the other documents to be delivered by such Overseas Borrower under the Credit Agreement.

In my examination of the documents referred to above, I have assumed the authenticity of all such documents submitted to me as originals, the genuineness of all signatures (other than signatures of the Overseas Borrowers), and the conformity to the originals of such documents submitted to me as copies. I have relied, as to factual matters, on the documents I have examined. I also have assumed that the Lenders, the Arrangers and the Agents each has duly executed and delivered, pursuant to due authorization, the Credit Agreement.

This opinion is limited to English law as presently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. I have made no investigation of the laws of any jurisdiction other than England and neither express nor imply any opinion as to any other laws and in particular the laws of the State of New York and the United States of America.

Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the opinion that:

(a) Each of the Overseas Borrowers is a corporation duly incorporated and validly existing under the laws of England and Wales and has all requisite power and authority to execute, deliver and perform its obligations under the Credit Agreement and such Overseas Borrower's Notes.

(b) The execution, delivery and performance by each Overseas Borrower of the Credit Agreement and such Overseas Borrower's Notes are within such Overseas Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its Memorandum or Articles, (ii) any United Kingdom law, rule or regulation or, to the best of my knowledge after due inquiry, any order, decree, writ, judgment, award, injunction or similar legal restriction applicable to such Overseas Borrower, or (iii) to the best of my knowledge after due inquiry, any contractual restriction contained in any indenture, loan or credit agreement, guaranty, mortgage, deed of trust, bond, note or other agreement or instrument which binds or affects or purports to bind or affect such Overseas Borrower.

(c) The express choice of the laws of the State of New York to govern the Credit Agreement and the Overseas Borrowers' Notes will be recognized and upheld by an English court, but such choice of law will not displace mandatory rules of law applicable in another jurisdiction with which the relevant transaction is otherwise solely connected or in which any dispute with respect to the aforesaid agreements is being adjudicated. To the extent that such mandatory rules affect any part of the transaction, an English court is likely to restrict the application of those rules to the relevant part of the transaction and to treat the laws of the State of New York as applicable to the remainder.

(d) The Credit Agreement has been duly authorized, executed and delivered by each Overseas Borrower and (assuming the due authorisation, execution and delivery thereof by the other parties thereto and subject to the Credit Agreement being in a proper legal form under the laws of the State of New
York) constitutes the legal, valid and binding obligation of such Overseas Borrower, enforceable against such Overseas Borrower in accordance with its terms.

(e) The Notes of each Overseas Borrower have been duly authorized and, when the Notes are issued and delivered as provided the Credit Agreement, will be duly and validly issued and delivered and (subject to their being in a proper legal form under the laws of the State of New York) will constitute legal, valid and binding obligations of such Overseas Borrower enforceable against such Overseas Borrower in accordance with their terms.

The expression "enforceable" as used in paragraphs (d) and (e) above means that the obligations of each Overseas Borrower created by the Credit Agreement and such Overseas Borrower's Notes are of a type which English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular (without limitation):

     (i) enforcement may be limited by applicable bankruptcy, insolvency, liquidation, reorganisation and other laws or principles of equity or public policy from time to time in force, in each case affecting the rights of creditors generally;

     (ii) the power of a court to order certain equitable remedies, such as an injunction or specific performance, is discretionary and an English court may in its discretion make an award of damages where this is considered an adequate remedy;

     (iii) enforcement of obligations may become time barred by statute or may be or become subject to defenses of set-off or counter-claim depending on the circumstances;

     (iv) where obligations are to be performed or observed in jurisdictions outside England and Wales, or by a person subject to the laws of a jurisdiction outside England and Wales, they may not be enforceable under English law to the extent that performance or observance would be illegal or contrary to public policy under the laws of any such jurisdiction or by virtue of any international treaty to which England is a party; and

     (v) any person who is not a party to an agreement may not be able to enforce any provisions of that agreement which are expressed to be for the benefit of that person.

(f) As of the Effective Date, there are no United Kingdom Taxes which are imposed on any payment to be made by Xerox Capital (Europe) or Xerox Overseas pursuant to this Agreement or its Notes, or are imposed by virtue of the execution, delivery or enforcement of this Agreement or its Notes; provided that withholding taxes will be imposed on payments of interest to a Lender in respect of an Advance unless (i) such Lender is a bank within the meaning of that expression in s.840A of the Income and Corporation Taxes Act 1988 of the United Kingdom and such Advance is made through, and effectively connected with, such Lender's Applicable Lending Office in the United Kingdom such that the Lender is within the charge to United Kingdom Corporation Tax with respect to such interest and its Note of the relevant Overseas Borrower evidencing such Advance is not assigned, negotiated or otherwise transferred to a Person outside the United Kingdom or to any other Person who is not within the charge to United Kingdom Corporation Act with respect to such interest, (ii) the term of such Advance is for an Interest Period (which term shall include all extensions and successive renewals of such Advance upon expiry of an Interest Period for such Advance) of 364 days or less or (iii) such Lender is resident in a country with which the United Kingdom has a double tax treaty and the United Kingdom Inland Revenue has issued a direction in writing to the relevant Overseas Borrower to pay interest on such Advance gross to such Lender pursuant to an exemption from United Kingdom Tax on such interest to which such Lender is entitled under such treaty. As used in the foregoing clause (iii), the term "Lender" refers to the beneficial owner of the interest on the Advance in question.

Very truly yours


CCarole Shephard
CCompany Secretary











                                                                    EXHIBIT F

                        OPINION OF SPECIAL COUNSEL TO AGENTS


                                                              [Effective Date]


To the Lenders and Agents
parties to the Credit Agreement
referred to below

Gentlemen:

     We have acted as special counsel to the Agents party to the Credit Agreement referred to below in connection with the preparation, execution and delivery of the Revolving Credit Agreement, dated as of October 22, 1997 (the "Credit Agreement"), among Xerox Corporation ("Xerox"), Xerox Credit Corporation ("XCC"), Xerox Overseas Holdings PLC and Rank Xerox Capital (Europe) PLC, (the "Overseas Borrowers" and, together with Xerox and XCC, collectively the "Borrowers"), the Lenders party thereto and the Arrangers and Agents named therein. Capitalized terms are used herein as defined in the Credit Agreement.

     In that connection we have examined the following documents:

     (a) A counterpart of the Credit Agreement, executed by each of the Borrowers; and

     (b)  The documents furnished by the Borrowers, as appropriate pursuant to
Section 3.01 of the Credit Agreement and listed on Annex A hereto, including the opinion of Martin S. Wagner, Associate General Counsel, Corporate, Finance and Ventures of Xerox Corporation, counsel for the Borrowers and the opinion of Carole Shephard, legal adviser to the Overseas Borrowers.

     In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of such documents submitted to us as copies. We have relied, as to factual matters, on the documents we have examined. We also have assumed that each of the Lenders, each of the Arrangers and each of the Agents has duly executed and delivered, pursuant to due authorization, the Credit Agreement, that each of the Agents, each of the Arrangers and each of the Lenders is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and each of the Lenders is duly licensed to make loans from its office indicated on the signature pages to the Credit Agreement and that each of the Agents, each of the Arrangers and each of the Lenders has full power, authority and legal right to make and perform the Credit Agreement.

     To the extent that our opinion expressed below involves conclusions as to the matters set forth in paragraph (a), (b), (c) or (f) of the above-mentioned opinion of Martin S. Wagner and in paragraphs (a), (b) or (c) of the above-mentioned opinion of Carole Shephard, we have assumed without independent investigation the correctness of the opinions set forth in such paragraphs. Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

     (a) The Credit Agreement (including, without limitation, Article 9 thereof) is a legal, valid and binding agreement of each Borrower (including, without limitation, Xerox in its capacity as guarantor under Article 9) and the Notes delivered by each Borrower today are legal, valid and binding obligations of such Borrower, in each case enforceable against such Borrower in accordance with their respective terms.

     (b) The opinion of Martin S. Wagner, counsel for the Borrowers, the opinion of Carole Shephard, legal adviser to the Overseas Borrowers, and the other documents referred to in item (b) above are substantially responsive to the requirements of the Credit Agreement.

     Our opinion in paragraph (a) above is subject to the following qualifications:

     (i) The enforceability of each Borrower's obligations under the Credit Agreement and such Borrower's Notes is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (ii) The enforceability of each Borrower's obligations under the Credit Agreement and such Borrower's Notes is also subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally.

     (iii) We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning, any law other than the law of the State of New York and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought which limits the rates of interest legally chargeable or collectible.

Very truly yours,










                                  ANNEX A

                                    to

                        Opinion of Davis Polk & Wardwell
                            dated October 22, 1997


Documents Furnished Pursuant to Section 3.01

1.  The Notes of each Borrower payable to the order of each Lender.

2. Certified copies of (i) the resolutions of the board of directors of each Borrower approving the Credit Agreement and the Notes of such Borrower, (ii) a long-form certificate of existence issued by the Secretary of State of New York for Xerox and the restated certificate of incorporation listed therein and each document listed therein as being filed after the date of such restated certificate, (iii) a long-form good standing certificate issued by the Secretary of State of Delaware for XCC and each document listed on such certificate, (iv) the memorandum of association of each Overseas Borrower and
(v) the by-laws of each U.S. Borrower and the articles of association of each Overseas Borrower.

3. Signed copies of a certificate of the Secretary or Assistant Secretary of each Borrower, certifying the names and true signatures of the officers of such Borrower who signed the Credit Agreement and the Notes of such Borrower and the other documents delivered by such Borrower thereunder.

4.  Opinion of Martin S. Wagner, counsel to the Borrowers.

5.  Opinion of Carole Shephard, legal adviser to the Overseas Borrowers.

6. Notices of Termination of the Commitments under the Existing Revolving Credit Agreements.










                                                                   EXHIBIT G


                       FORM OF ASSIGNMENT AND ACCEPTANCE


Dated             ,

     Reference is made to the Revolving Credit Agreement, dated as of October 22, 1997 (the "Agreement"), as such Agreement may be amended, among Xerox Corporation ("Xerox") and Xerox Credit Corporation ("XCC"), the Overseas Borrowers from time to time party thereto (the "Overseas Borrowers" and, together with Xerox and XCC, collectively the "Borrowers"), the Lenders party thereto and the Arrangers and Agents named therein. Terms defined in the Agreement are used herein with the same meaning.

                             (the "Assignor") and                     (the
"Assignee") agree as follows:

     1.  The Assignor hereby sells and assigns to the Assignee, and the
Assignee hereby purchases and assumes from the Assignor, a     % interest in
all and to all the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Commitment of the Assignor on the Effective Date and such percentage interest in the Contractual Advances owing to the Assignor outstanding on the Effective Date together with such percentage interest in all unpaid interest and facility fees accrued to the Effective Date, as defined herein, [but specifically excluding] [including] the outstanding Competitive Advances owed to the Assignor and interest accrued thereon through the date of said assignment [and specifically [excluding][including] the Swingline Commitment of the Assignor on the Effective Date and the Swingline Advances owing to the Assignor outstanding on the Effective Date together with all unpaid interest accrued to the Effective Date]).

      2.  The Assignor (i) represents that as of the date hereof its
Commitment is $               and its Swingline Commitment is $           (in
each case without giving effect to assignments thereof which have not yet become effective), the outstanding balance of its Contractual Advances (unreduced by any assignments thereof which have not yet become effective) is
$            (consisting of Contractual Advances to Xerox of $           ,
Contractual Advances to XCC of $            , Contractual Advances to Xerox
Overseas of $            and Contractual Advances to Xerox Capital (Europe) of
$            ), the outstanding Dollar Amount of its Competitive Advances
(unreduced by any assignments thereof which have not yet become effective) is
$            (consisting of Competitive Advances to Xerox of $           in
Dollar Amount, Competitive Advances to XCC of $            in Dollar Amount,
Competitive Advances to Xerox Overseas of $            in Dollar Amount and
Competitive Advances to Xerox Capital (Europe) of $           in Dollar
Amount) and the outstanding Dollar Amount of its Swingline Advances (unreduced by any assignments thereof which have not yet become effective) is $
(consisting of Swingline Advances to Xerox of $           in Dollar Amount,
Swingline Advances to XCC of $            in Dollar Amount, Swingline Advances
to Xerox Overseas of $            in Dollar Amount and Swingline Advances to
Xerox Capital (Europe) of $             in Dollar Amount); (ii) makes no
representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.01(e) or 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it will, independently and without reliance upon any Arranger, any Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) appoints and authorizes the Funding Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Agreement are required to be performed by it as a Lender; (vi) agrees that it will keep confidential all information with respect to any Borrower furnished to it by any Borrower or the Assignor as provided for in the Agreement (other than information generally available to the public or otherwise available to the Assignor on a non-confidential basis); and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by any applicable tax treaty.1

     4. The effective date for this Assignment and Acceptance shall be (the "Effective Date").2 Following the execution of this Assignment and Acceptance, it will be delivered to the Funding Agent for acceptance and recording by the Funding Agent.

     5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

     6. Upon such acceptance and recording, from and after the Effective Date, the Funding Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Funding Agent or with respect to the making of this assignment directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.
[NAME OF ASSIGNOR]


By:
   Title:

[NAME OF ASSIGNEE]


By:
   Title:



Accepted this       day
of             ,

THE FIRST NATIONAL BANK OF
CHICAGO, as Funding Agent


By:
   Title:



1 If the Assignee is organized under the laws of a jurisdiction outside the United States.
2 See Section 10.09(b). Such date shall be not earlier than five Business Days after the date of acceptance and recording by the Funding Agent unless the Funding Agent has agreed to a lesser number of Business Days.












                                                                   EXHIBIT H


                 CALCULATION OF MLA COST FOR LIBOR COMPETITIVE
               ADVANCES AND SWINGLINE ADVANCES IN POUNDS STERLING


Any additional interest to be paid to a Lender pursuant to Section 2.11(b)

shall accrue at a rate per annum equal to such Lender's MLA Cost calculated on the basis of the following formula:


MLA Cost  =  BY + L(Y-X) + S(Y-Z)
                 100 - (B+S)


(a)  Where on the day of application of the formula:

     B is the percentage of the Lender's eligible liabilities which the Bank of England requires the Lender to hold in a non-interest bearing deposit account with the Bank of England in accordance with its cash ratio requirements;

     Y is the rate at which Sterling deposits in an amount approximately equal to the principal amount of the relevant Advance are offered by the Lender to leading banks in the London interbank market at or about 11:00 a.m. (London time), on that day for the Relevant Period (as defined below);

     L is the percentage of eligible liabilities which the Bank of England requires such Lender to maintain as secured money with members of the London Discount Market Association and/or as secured call money with those money brokers and gilt-edged market makers recognized by the Bank of England;

     X is the rate at which secured Sterling deposits in the relevant amount may be placed by the Lender with members of the London Discount Market Association and/or as secured call money with money brokers and gilt-edged market makers at or about 11:00 a.m. (London time) on that day for the Relevant Period;

     S is the percentage of the Lender's eligible liabilities which the Bank of England requires the Lender to place as a special deposit with the Bank of England; and

     Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)  For the purposes of this Exhibit H:

     "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England;

         (i)  "Relevant Period" means:

              (A) if the relevant Interest Period is 3 months or less, such Interest Period; or

              (B) if the relevant Interest Period is more than 3 months, each consecutive period of 3 months within such Interest Period and any balance of such Interest Period.

(c) In the application of the formula B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d)  The formula is applied on the first day of each Relevant Period.

(e) The rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(f) Calculations with be made on the basis of a year of 365 days and the actual number of days elapsed.

(g) If a change in circumstances (including the imposition of alternative or additional official requirements, other than capital adequacy requirements) renders the formula inappropriate in the reasonable opinion of the Lender, the Lender shall notify the Borrowers of the manner in which its MLA Cost will subsequently be calculated (which manner shall be determined reasonably and in good faith). The manner of calculation so notified by the Lender shall, in the absence of manifest error, be binding on all the parties.










                                                                    EXHIBIT I

                        FORM OF ELECTION TO PARTICIPATE


                                                                ,

To The First National Bank of Chicago,
as Funding Agent under the
Credit Agreement referred to below

Dear Sirs:

     Reference is made to the Revolving Credit Agreement dated as of October 22, 1997 (as in effect from time to time, the "Credit Agreement") among Xerox Corporation, Xerox Credit Corporation, the Overseas Borrowers party thereto, the Lenders party thereto and the Arrangers and Agents named therein. Terms defined in the Credit Agreement are used herein as therein defined.

     The undersigned, [name of Overseas Borrower], a [jurisdiction of incorporation] corporation, hereby elects to be an Overseas Borrower for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered with respect to the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article 8 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned agrees to perform all the obligations of an Overseas Borrower under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 10.01 thereof, as if the undersigned were a signatory party thereto.

     [Tax disclosure pursuant to Section 8.01(e).]


     This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                                   Very truly yours,

                                   [NAME OF OVERSEAS BORROWER]


                                   By:
                                      Name:
                                      Title:


     The undersigned hereby confirms that [name of Overseas Borrower] is an Overseas Borrower for purposes of the Credit Agreement described above.

                                   XEROX CORPORATION


                                   By:
                                      Name:
                                      Title:


     Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.

                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                     as Funding Agent



                                  By:
                                     Name:
                                     Title:










                                                                   EXHIBIT J


                         FORM OF ELECTION TO TERMINATE

                                                                 ,

To The First National Bank of Chicago,
as Funding Agent under the
Credit Agreement referred to below

Dear Sirs:

     Reference is made to the Revolving Credit Agreement dated as of October 22, 1997 (as in effect from time to time, the "Credit Agreement") among Xerox Corporation, Xerox Credit Corporation, the Overseas Borrowers party thereto, the Lenders party thereto and the Arrangers and Agents named therein. Terms defined in the Credit Agreement are used herein as therein defined.

     The undersigned, [name of Overseas Borrower], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as an Overseas Borrower for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Advances made to the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any of its Notes heretofore incurred.

     This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                                    Very truly yours,

                                    [NAME OF OVERSEAS BORROWER]

                                    By:
                                       Name:
                                       Title:

     The undersigned hereby confirms that the status of [name of Overseas Borrower] as an Overseas Borrower for purposes of the Credit Agreement described above is terminated as of the date hereof.

                                    XEROX CORPORATION

                                    By:
                                       Name:
                                       Title:

     Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Funding Agent

                                    By:
                                       Name:
                                       Title:











                                                                     EXHIBIT K


                   OPINION OF COUNSEL FOR AN OVERSEAS  BORROWER


                                            [Dated as provided in Section 3.03
                                             of the Credit Agreement]


To the Lenders and Agents
parties to the Credit Agreement
referred to below

Dear Sirs:

     I am counsel to [name of Overseas Borrower], a [jurisdiction of incorporation] corporation (the "Overseas Borrower") and give this opinion pursuant to Section 3.03(b) of the Revolving Credit Agreement (the "Credit Agreement") dated as of October 22, 1997 among Xerox Corporation ("Xerox"), the Overseas Borrowers party thereto, the Lenders party thereto and the Arrangers and Agents named therein. Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     (a) The Overseas Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of [jurisdiction of incorporation], and is a Wholly-Owned Overseas Subsidiary of Xerox.

     (b) The execution and delivery by the Overseas Borrower of its Election to Participate and its Notes and the performance by the Overseas Borrower of the Credit Agreement and its Notes are within the Overseas Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Overseas Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Overseas Borrower or any of its Subsidiaries.

     (c) The Credit Agreement constitutes a valid and binding agreement of the Overseas Borrower and its Notes constitute valid and binding obligations of the Overseas Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

     (d) Except as disclosed in the Overseas Borrower's Election to Participate, there is, as of the date hereof, no Tax of [jurisdiction of incorporation and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Overseas Borrower, to any Lender that is a party to the Credit Agreement on the date hereof, pursuant to the Credit Agreement or the Overseas Borrower's Notes, or is imposed by virtue of the execution, delivery or enforcement of its Election to Participate, the Credit Agreement or its Notes.

                                    Very truly yours,